UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Securities Exchange Act of 1934
(Amendment No.)

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Notice of 2023 Annual Meeting of Shareholders

Virtual Meeting Only – No Physical Meeting Location

Thursday, May 4, 2023 | 10:00 a.m. Central Time

Dear Shareholders:

The annual meeting of shareholders of Leggett & Platt, Incorporated (the “Company”) will be held on Thursday, May 4, 2023, at 10:00 a.m. Central Time in a virtual meeting format only, via a live webcast.

You will be able to attend and participate in the annual meeting online by registering in advance at register.proxypush.com/LEG no later than 5:00 p.m. Central Time on May 3, 2023. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and to submit questions during the meeting. The virtual annual meeting has been designed to provide substantially the same rights to participate as you would have at an in-person meeting.

The annual meeting is being held for the following purposes:

1.	To elect eleven directors;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;

3.	To provide an advisory vote to approve Named Executive Officer compensation;

4.	To provide an advisory vote concerning the frequency of future votes on Named Executive Officer compensation; and

5.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

You are entitled to vote only if you were a Leggett & Platt shareholder at the close of business on March 1, 2023. The Company’s notice of internet availability of proxy materials was first sent to our shareholders on March 23, 2023.

By Order of the Board of Directors,

Scott S. Douglas

Secretary

Carthage, Missouri

March 23, 2023

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on May 4, 2023

The proxy materials and access to the proxy voting site are available to you on the Internet.

You are encouraged to review all of the information contained in the proxy materials before voting.

The Company’s Proxy Statement and Annual Report to Shareholders are available at:

www.leggett.com/proxymaterials

The Company’s proxy voting site can be found at:

www.proxypush.com/leg

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. It does not contain all the information that you should consider—please read the entire proxy statement before voting. Our principal executive offices are located at 1 Leggett Road, Carthage, Missouri 64836.

2023 Annual Meeting of Shareholders

Thursday, May 4, 2023 10:00 a.m. Central Time Virtual Meeting Only – advance registration required to attend. Visit register.proxypush.com/LEG Record Date: March 1, 2023	Proposal	Recommendation	Page
	1 – Election of Eleven Directors	FOR	12
	2 – Ratification of PWC as Independent Registered Public Accounting Firm	FOR	18
	3 – Advisory Vote to Approve Named Executive Officer Compensation	FOR	21
	4 – Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation	FOR ONE Year	21

Board Nominees

All of Leggett’s directors are elected for a one-year term by a majority of shares present and entitled to vote at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”). The 2023 director nominees are:

Angela Barbee Independent Former SVP — Technology and Global R&D Weber Inc.	Mark A. Blinn Independent Retired President & CEO Flowserve Corporation	Robert E. Brunner Independent Retired Executive VP Illinois Tool Works	Mary Campbell Independent President — vCommerce Ventures, Qurate Retail, Inc.	J. Mitchell Dolloff President & CEO Leggett & Platt, Incorporated	Manuel A. Fernandez Independent Managing Director SI Ventures

Karl G. Glassman Executive Chairman Leggett & Platt, Incorporated	Joseph W. McClanathan Independent Retired President & CEO — Household Products Division Energizer Holdings, Inc.	Srikanth Padmanabhan Independent Vice President and President – Engine Business Segment Cummins, Inc.	Jai Shah Independent Group President Masco Corporation	Phoebe A. Wood Independent Retired Vice Chair & CFO Brown-Forman Corp.

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2023 DIRECTOR NOMINEES

	Angela Barbee	Mark Blinn	Robert Brunner	Mary Campbell	Mitchell Dolloff	Manuel Fernandez	Karl Glassman	Joseph McClanathan	Srikanth Padmanabhan	Jai Shah	Phoebe Wood

Independent Director

L&P Director since	2022	2019	2009	2019	2020	2014	2002	2005	2018	2019	2005

Age	57	61	65	55	57	76	64	70	58	56	69

L&P Board Committees

Audit											Chair

Human Resources and Compensation			Chair

Nominating, Governance and Sustainability								Chair

Other Public Company Boards	0	3	2	0	0	1	0	1	0	0	3

EXPERIENCE AND QUALIFICATIONS

Financial/Accounting

Global Business

R&D/Innovation/Tech

Manufacturing/Operations

Governance/Sustainability

Strategic Planning

HR/Compensation

Risk Management

IT/Cybersecurity

L&P Industry Experience

Gender/Ethnic Diversity

Diversity – Our Nominating, Governance and Sustainability Committee recognizes the value of cultivating a Board with a diverse mix of opinions, perspectives, skills, experiences, and backgrounds. A diverse board enables more balanced, wide-ranging discussion in the boardroom, which, we believe, enhances the decision-making processes. For each new director search, the Committee ensures that the candidate pool includes female and racial or ethnic minority candidates.

The matrix above reflects some aspects of the Board’s diversity. In addition, six of our nine independent director nominees (67%) are diverse, with three women and four nominees who self-identify as racial or ethnic minorities.

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Executive Compensation

We seek to align our executives’ and shareholders’ interests through pay-for-performance. In 2022, 85% of our CEO’s target pay was allocated to variable compensation and 67% was delivered in equity-based awards.

Our compensation structure strives to strike an appropriate balance between short-term and longer-term compensation that reflects the short- and longer-term interests of the business. We believe this structure helps us attract, retain and motivate high-performing executives who will achieve outstanding results for our shareholders.

Key Components of Our Executive Officers’ 2022 Compensation Program

Base Salary: Our executives’ salaries reflect their responsibilities, performance and experience while taking into account market data, peer benchmarking and internal equity.

Annual Incentive: Short-term cash incentive with payouts ranging from 0% to 150% based on Return on Capital Employed (ROCE) and cash flow targets based on the Company’s earning guidance for the year.

Long-Term Incentive – 2/3 allocated to PSUs: Three-year PSUs with payouts ranging from 0% to 200% based on (1) relative TSR measured against the industrial, materials and consumer discretionary sectors of the S&P 500 and S&P MidCap 400 and (2) the Company’s EBIT CAGR.

Long-Term Incentive – 1/3 allocated to RSUs: The RSUs vest in 1/3 increments on the first, second and third anniversaries of the grant date, further tying our executives’ pay to the Company’s performance.

CEO Transition and 2022 Compensation

On January 1, 2022, Mr. Dolloff became the Company’s Chief Executive Officer, after serving as Leggett’s Chief Operating Officer since 2019 and in various other capacities since 2000. In connection with Mr. Dolloff’s appointment as CEO, the Board of Directors increased his 2022 base salary to $1,120,000 and set his target annual incentive percentage at 125% of base salary and his long-term incentive percentage at 400% (allocated between PSUs and RSUs as described above). Mr. Dolloff also received a one-time promotional award of three-year RSUs valued at $1,000,000.

At the same time, our former CEO, Mr. Glassman, transitioned to the role of Executive Chairman. In this role, Mr. Glassman’s 2022 compensation package was set at $750,000 base salary, 100% target annual incentive, and 200% long-term incentive (granted solely in RSUs).

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Key Features of Our Executive Officer Compensation Program

What We Do	What We Don’t Do

✓  Pay for Performance – A significant majority of our Named Executive Officers’ (NEOs) compensation is at-risk variable compensation.

✓  Multiple Performance Metrics – Variable compensation is based on more than one measure to encourage balanced incentives.

✓  Incentive Award Caps – All of our variable compensation plans have maximum payout limits.

✓  Benchmarking – We compare our compensation package to market surveys and a customized peer group, and the Committee engages an independent consultant.

✓  Stock Ownership Requirements – All NEOs are subject to robust stock ownership requirements.

✓  Confidentiality & Non-Competition – All NEOs are subject to contractual confidentiality and non-compete obligations.

✓  Clawbacks – Our policies exceed the mandates of Sarbanes-Oxley, with mandatory recoupment following a financial restatement.

×  No Single-Trigger Change in Control – Our CIC-related cash severance and equity awards have a double trigger.

×  No Hedging or Pledging – We do not permit our executive officers to engage in either hedging or pledging activities with respect to Leggett shares.

×  No Excessive Perquisites – Perquisites represent less than 1% of our NEOs’ combined compensation.

×  No Employment Agreements – All of our NEOs are employed at-will.

×  No Repricing of Options or Cash Buyouts

×  No Share Recycling

×  No Dividends on Equity Awards Prior to Vesting

×  No Tax Gross-Ups

Board Oversight of ESG and Related Matters

Leggett’s Board of Directors and its Committees have reviewed and made adjustments to the oversight structure for certain environmental, social and governance (ESG) matters. In 2021, the renamed Nominating, Governance and Sustainability Committee amended its charter responsibilities to oversee the Company’s corporate responsibility and sustainability policies and programs, including environmental and climate change, social and governance matters, reviewing the Company’s sustainability report and any sustainability targets, and annually reviewing the Company’s political and charitable contributions. In addition, the renamed Human Resources and Compensation (HRC) Committee amended its charter responsibilities to include overseeing the Company’s human resources policies and programs, executive succession planning, and senior management leadership development. In 2022, the HRC Committee charter was amended to add oversight of the Company’s inclusion, diversity and equity (ID&E) policies and programs.

Although the Board has delegated direct oversight of certain ESG matters to its committees, the Board has retained primary oversight responsibility of the Company’s cybersecurity programs.

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Corporate Governance and Board Matters

Leggett & Platt has a long-standing commitment to sound corporate governance principles and practices. The Board of Directors has adopted Corporate Governance Guidelines that establish the roles and responsibilities of the Board and management. The Board has also adopted a Code of Business Conduct and Ethics applicable to all Company employees, officers and directors, as well as a separate Financial Code of Ethics applicable to the Company’s CEO, CFO, and Chief Accounting Officer. These documents can be found at www.leggett.com/governance. Information on our website does not constitute part of this proxy statement.

Director Independence and Board Service

The Board reviews director independence annually and during the year upon learning of any change in circumstances that may affect a director’s independence. The Company has adopted director independence standards (the “Independence Standards”) that satisfy the NYSE listing requirements and can be found at www.leggett.com/governance. A director who meets all the Independence Standards will be presumed to be independent.

While the Independence Standards help the Board to determine director independence, they are not the only criteria. The Board also reviews the relevant facts and circumstances of any material relationships between the Company and its directors during the independence assessment. Based on its review, the Board has determined that all current non-management directors are independent. The director biographies accompanying Proposal One: Election of Directors identify our independent and management directors on the ballot.

All non-management directors meet the additional independence standards for audit committee service under NYSE and SEC rules and are financially literate, as defined by NYSE rules. In addition, Audit Committee members Mark Blinn, Robert Brunner, Srikanth Padmanabhan, Jai Shah, and Phoebe Wood meet the SEC’s definition of an “audit committee financial expert.” No member serves on the audit committee of more than three public companies.

All non-management directors satisfy the enhanced independence standards required by the NYSE listing standards and SEC rules for service on the Human Resources and Compensation Committee.

As provided in our Corporate Governance Guidelines, non-management directors can sit on no more than four public company boards (including our own) and our executive officers can sit on no more than one other public company board without Board approval. The Nominating, Governance and Sustainability Committee conducts an annual review of director commitment levels and affirmed that all the nominees for the 2023 Annual Meeting were compliant.

Board Leadership Structure

Our Corporate Governance Guidelines allow the roles of Chairman of the Board and CEO to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time.

The Board elected former CEO, Mr. Glassman, to serve as the Executive Chairman beginning in 2022. Judy Odom has served as independent Lead Director since 2020. The Company has announced Ms. Odom’s decision to retire from the Board, and she is not standing for re-election at the 2023 Annual Meeting. The Board anticipates appointing a new Lead Director whose service will begin following the 2023 Annual

Meeting. With Mr. Dolloff having succeeded Mr. Glassman as Chief Executive Officer on January 1, 2022, the Board believes this leadership structure best serves the Board, the Company and our shareholders.

The Lead Director’s responsibilities include:

•	Serving as the liaison between the independent directors and the CEO and Chairman.

•	Acting as the principal representative of the independent directors in communicating with shareholders.

•	Working with the Chairman and CEO to set the schedule and agenda for Board meetings, and overseeing delivery of materials to the directors.

5

Corporate Governance and Board Matters

•	Calling special executive sessions of the independent directors upon notice to the full Board.

•	Presiding over meetings of the non-management directors and over Board meetings in the Chairman’s absence.

Our non-management directors regularly hold executive sessions without management present. At least one executive session per year is attended by only independent, non-management directors, and such executive sessions were held at each quarterly Board meeting in 2022.

Communication with the Board

Shareholders and all other interested parties who wish to contact our Board of Directors may email our Lead Director at leaddirector@leggett.com. They can also write to Leggett & Platt Lead Director, P.O. Box 637, Carthage, MO 64836. The Corporate Secretary’s office reviews this correspondence and periodically provides the Lead Director all communications except items unrelated to Board functions. The Lead Director may forward communications to the full Board or to any of the other independent directors for further consideration.

Board and Committee Composition and Meetings

Leggett’s Board of Directors held four meetings in 2022, and its committees met the number of times listed in the table below. All directors attended at least 75% of the Board meetings and their respective committee meetings. Directors are expected to attend the Company’s Annual Meeting, and all of them attended the virtual 2022 Annual Meeting.

The Board has a standing Audit Committee, Human Resources and Compensation (HRC) Committee, and Nominating, Governance and Sustainability (NGS) Committee. These committees consist entirely of independent directors, and each operates under a written charter adopted by the Board. The Audit, HRC, and NGS Committee charters are posted on our website at www.leggett.com/governance.

Audit Committee Phoebe A. Wood (Chair) Mark A. Blinn Robert E. Brunner Mary Campbell Srikanth Padmanabhan Jai Shah Meetings in 2022: 4

The Audit Committee assists the Board in the oversight of:

•   Independent registered public accounting firm’s qualifications, independence, appointment, compensation, retention and performance.

•   Internal control over financial reporting.

•   Guidelines and policies to govern risk assessment and management.

•   Performance of the Company’s internal audit function.

•   Integrity of the financial statements and external financial reporting.

•   Legal and regulatory compliance.

•   Complaints and investigations of any questionable accounting, internal control or auditing matters.

Human Resources and Compensation Committee Robert E. Brunner (Chair) Angela Barbee Mark A. Blinn Manuel A. Fernandez Joseph W. McClanathan Judy C. Odom Jai Shah Meetings in 2022: 4

The HRC Committee assists the Board in the oversight and administration of:

•   The Company’s human resources policies and programs.

•   CEO, executive officer, and director compensation.

•   Incentive compensation and equity-based plans.

•   Executive succession planning.

•   Senior management leadership development.

•   Inclusion, diversity and equity policies and programs.

•   Employment agreements, change-in-control agreements, and severance benefit agreements with the CEO and executive officers, as applicable.

•   Related person transactions of a compensatory nature.

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Corporate Governance and Board Matters

Nominating, Governance and Sustainability Committee Joseph W. McClanathan (Chair) Mary Campbell Manuel A. Fernandez Judy C. Odom Srikanth Padmanabhan Phoebe A. Wood Meetings in 2022: 4

The NGS Committee assists the Board in the oversight of:

•   Corporate governance principles, policies and procedures.

•   Identifying qualified candidates for Board membership and recommending director nominees.

•   Recommending committee members and Board leadership positions.

•   The Company’s policies and programs relating to corporate responsibility and sustainability, including environmental, social and governance matters.

•   The Company’s political and charitable contributions.

•   Director independence and related person transactions.

Board and Committee Evaluations

The Board and each of its Committees conduct an annual self-evaluation of their practices and charter responsibilities. In addition, the Board periodically retains an outside consultant to assist in the evaluations, solicits survey responses from individual directors on Board and Committee effectiveness, and conducts director peer reviews of the qualifications and contributions of its individual members.

Board’s Oversight of Risk Management

The Company’s CEO and other senior managers are responsible for assessing and managing various risk exposures on a day-to-day basis. Our Enterprise Risk Management Committee (the “ERM Committee”), comprised of a broad group of executives and chaired by our CFO, adopted guidelines by which the Company identifies, assesses, monitors and reports financial and non-financial risks material to the Company.

The ERM Committee meets at least quarterly. Identified risks, including emerging risks, are assigned to a team of subject matter experts who meet regularly throughout the year and provide an updated assessment report to the ERM Committee twice each year (or as circumstances require) for their respective risk areas. On a semi-annual basis, these reports are compiled into a risk summary report which is further reviewed and discussed with the ERM Committee to determine if any actions need to be taken. A summary is provided to senior management and the Board concerning (i) the likelihood, significance, and impact velocity of each risk, (ii) management’s actions to monitor and control risks, and (iii) identified emerging risks. The Audit Committee performs an annual review of the guidelines and policies that govern the process by which risk assessment and management is undertaken, as well as reviews and discusses major financial risks on a semi-annual basis. In addition, a designated Board member receives a copy of all reports received through the Company’s ethics hotline.

The Company has formal processes in place for both incident response and cybersecurity continuous improvement that include a cross functional Cybersecurity Oversight Committee. The Chief

Information Officer (a member of the Cybersecurity Oversight Committee) updates the Board quarterly on cyber activity, with procedures in place for interim reporting as necessary.

The HRC Committee’s oversight of executive officer compensation, including the assessment of compensation risk for executive officers, is detailed in the Compensation Discussion & Analysis section on page 22. The Committee also assesses our compensation structure for employees generally and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The following factors contributed to this determination:

•	We use a combination of short-term and long-term incentive rewards that are tied to varied and complementary measures of performance and have overlapping performance periods.

•	We use common annual incentive plans across all business units.

•	Our annual incentive plan and our omnibus equity plan contain clawback provisions that enable the Committee to recoup incentive payments, when triggered.

•	Our employees below key management levels have a small percentage of their total pay in variable compensation.

•

We promote an employee ownership culture to better align employees with shareholders, with approximately 2,900 employees contributing their own funds to purchase Company stock under various stock purchase plans in 2022.

7

Corporate Governance and Board Matters

Consideration of Director Nominees and Diversity

The NGS Committee is responsible for identifying and evaluating the best available qualified candidates for election to the Board of Directors. The Committee’s procedure and the Company’s bylaws can be found at www.leggett.com/governance. Following its evaluation, the NGS Committee recommends to the full Board a slate of director candidates for inclusion in the Company’s proxy statement and proxy card.

Incumbent Directors. In the case of incumbent directors, the NGS Committee reviews each director’s overall service during his or her current term, including the number of meetings attended, level of participation, quality of performance and any transactions between the director and the Company.

New Director Candidates. In the case of new director candidates, the NGS Committee first determines whether the nominee will be independent under NYSE rules, then identifies any special needs of the Board. The NGS Committee will consider individuals recommended by Board members, Company management, shareholders and, if it deems appropriate, a professional search firm.

The NGS Committee believes director candidates should meet and demonstrate the following criteria:

•	Character and integrity.

•	A commitment to the long-term growth and profitability of the Company.

•

A willingness and ability to make a sufficient time commitment to the affairs of the Company to effectively perform the duties of a director, including regular attendance at Board and committee meetings.

•	Significant business or public experience relevant and beneficial to the Board and the Company.

Board Diversity. The NGS Committee recognizes the value of cultivating a Board with a diverse mix of opinions, perspectives, skills, experiences, and backgrounds. A diverse board enables more balanced, wide-ranging discussion in the boardroom, which, we believe, enhances the decision-making processes. Having diverse representation and a variety of viewpoints is also important to our shareholders and other stakeholders.

As such, the NGS Committee actively seeks director candidates from a wide variety of backgrounds, without discrimination based on race, ethnicity, color, ancestry, national origin, religion, sex, sexual orientation, gender identity, age, disability, or any other status protected by law. In furtherance of this non-discrimination policy, for each search, the Committee will ensure that the pool includes female and racial or ethnic minority candidates.

All nominations to the Board will be based upon merit, experience and background relevant to the Board’s current and anticipated needs, as well as Leggett’s businesses.

Director Recommendations from Shareholders. The NGS Committee does not intend to alter its evaluation process, including the minimum criteria set forth above, for candidates recommended by a shareholder. Shareholders who wish to recommend candidates for the NGS Committee’s consideration must submit a written recommendation to the Secretary of the Company at 1 Leggett Road, Carthage, MO 64836. Recommendations must be sent by certified or registered mail and received by December 15th for the NGS Committee’s consideration for the following year’s Annual Meeting. Recommendations must include the following:

•	Shareholder’s name, number of shares owned, length of period held and proof of ownership.

•	Candidate’s name, address, phone number and age.

•

A resume describing, at a minimum, the candidate’s educational background, occupation, employment history and material outside commitments (memberships on other boards and committees, charitable foundations, etc.).

•

A supporting statement which describes the shareholder’s and candidate’s reasons for nomination to the Board of Directors and documents the candidate’s ability to satisfy the director qualifications described above.

•	The candidate’s consent to a background investigation and to stand for election if nominated by the Board and to serve if elected by the shareholders.

•	Any other information that will assist the NGS Committee in evaluating the candidate in accordance with this procedure.

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Corporate Governance and Board Matters

Director Nominations for Inclusion in Leggett’s Proxy Materials (Proxy Access). The Board has approved a proxy access bylaw, which permits a shareholder, or group of up to 20 shareholders, owning at least 3% of our outstanding shares continuously for at least three years, to nominate and include in Leggett’s proxy materials up to the greater of two nominees or 20% of the Board, provided the shareholders and nominees satisfy the requirements specified in our bylaws. Notice of proxy access nominees for the 2024 Annual Meeting must be received no earlier than January 5, 2024 and no later than February 4, 2024.

Notice of Other Director Nominees. For shareholders intending to nominate a director candidate for election at the 2024 Annual Meeting outside of the Company’s nomination process, our bylaws require that the Company receive notice of the nomination no earlier than January 5, 2024 and no later than February 4, 2024. This notice must provide the information specified in Section 2.2 of the bylaws, including the information required by Rule 14a-19 under the Securities Exchange Act of 1934.

Transactions with Related Persons

According to our Corporate Governance Guidelines, the NGS Committee reviews transactions in which a related person has a direct or indirect material interest, the Company or a subsidiary is a participant, and the amount involved exceeds $120,000. If the transaction with a related person concerns compensation, the HRC Committee conducts the review.

The Company’s executive officers and directors are expected to notify the Company’s Corporate Secretary of any current or proposed transaction that may be a related person transaction. The Corporate Secretary will determine if it is a related person transaction and, if so, will include it for consideration at the next meeting of the appropriate Committee. The appropriate Committee will conduct a reasonable prior review and oversight of any related person transaction for potential conflicts of interest and will prohibit any such transaction if the Committee determines it to be inconsistent with the interests of the Company and its shareholders. If it becomes necessary to review a related person transaction between meetings, the Chair of the appropriate Committee is authorized to act on behalf of the Committee. The Chair will provide a report on the matter to the full Committee at its next meeting.

The full policy for reviewing transactions with related persons, including categories of pre-approved transactions, is found in our Corporate Governance Guidelines available on our website at www.leggett.com/governance.

The Company employs certain relatives of its executive officers, but only two had total compensation (consisting of salary and annual incentive earned in 2022, as well as the grant date fair value of equity awards issued in 2022) in excess of the $120,000 related person transaction threshold: Rebecca Burns, Staff VP—Record to Report Business Processes, the spouse of Benjamin Burns, Executive VP—Business Support Services, had 2022 total compensation of $180,327; and Ashley Hiatt, Staff VP—Segment Reporting, the sister-in-law of Mr. Burns, had total 2022 compensation of $164,479.

9

Corporate Governance and Board Matters

Director Compensation

For 2022, our non-management directors received an annual retainer, consisting of a mix of cash and equity, as set forth in the table below. Our management directors (Mr. Glassman and Mr. Dolloff) do not receive additional compensation for their Board service.

Cash Compensation

Director Retainer	$90,000
Audit Committee Retainer
Chair	25,000
Member	10,000
HRC Committee Retainer
Chair	20,000
Member	8,000
NGS Committee Retainer
Chair	15,000
Member	7,000
Equity Compensation – Restricted Stock or RSUs

Director Retainer	150,000
Lead Director Additional Retainer	125,000

The HRC Committee reviews director compensation annually and recommends any changes to the full Board for consideration at its November meeting. The Committee considers national survey data and trends, as well as peer company benchmarking data (see discussion of the executive compensation peer group at page 32) but does not target director compensation to any specific percentage of the median. The directors’ annual cash and equity retainers were not increased in 2022.

Directors may elect to receive the equity retainer in restricted stock or restricted stock units (“RSUs”). Electing RSUs enables directors to defer receipt of the shares for two to ten years while accruing dividend equivalent shares at a 20% discount to market price over the deferral period. Both restricted stock and RSUs vest on the day prior to the next year’s Annual Meeting.

Directors may elect to defer their cash retainer into Leggett stock units at a 20% discount, stock options or an interest-bearing cash deferral under the Company’s Deferred Compensation Program, described on page 30.

Our non-management directors currently comply with the stock ownership guidelines requiring them to hold Leggett stock with a value of five times their annual cash retainer within five years of joining the Board.

The Company pays for all travel expenses the directors incur to attend Board meetings.

10

Corporate Governance and Board Matters

Director Compensation in 2022

Our non-management directors received the following compensation in 2022.

Director	Fees Earned or Paid in Cash(1)(2)	Stock Awards(3)	Non-Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Angela Barbee	$ 73,500	$ 150,000			$223,500
Mark A. Blinn	108,000	150,000		$7,396	265,396
Robert E. Brunner	120,000	150,000	$19,059	106,235	395,294
Mary Campbell	107,000	150,000	7,556	23,779	288,335
Manuel A. Fernandez	105,000	150,000	4,134	21,607	280,741
Joseph W. McClanathan	113,000	150,000	3,417	49,315	315,732
Judy C. Odom	105,000	275,000	14,600	71,526	466,126
Srikanth Padmanabhan	107,000	150,000		7,396	264,396
Jai Shah	108,000	150,000	5,399	21,597	284,996
Phoebe A. Wood	122,000	150,000	6,489	31,027	309,516

(1)

These amounts include cash compensation deferred under our Deferred Compensation Program, described at page 30. The following directors deferred cash compensation into stock units: Brunner—$120,000, McClanathan—$113,000, and Odom—$52,500. Mr. Shah deferred $108,000 to acquire stock options. Ms. Campbell deferred $107,000 to an interest-bearing cash deferral.

(2)	The amount shown for Ms. Barbee reflects the quarterly cash payments for a partial year of service following her appointment as a director on March 10, 2022.

(3)

These amounts reflect the grant date fair value of the annual restricted stock or RSU awards, which was $150,000 for each director, plus an additional $125,000 retainer for Ms. Odom’s service as Lead Director. The grant date value of these awards is determined by the stock price on the day of the award.

(4)	These amounts include the 20% discount on stock unit dividends acquired under our Deferred Compensation Program and RSUs.

(5)

Items in excess of $10,000 that are reported in this column consist of (i) dividends paid on the annual restricted stock or RSU awards and dividends paid on stock units acquired under our Deferred Compensation Program: Brunner—$76,235, Campbell—$23,779, Fernandez—$21,607, McClanathan—$21,065, Odom—$58,401, Shah—$21,597, and Wood—$31,027; and (ii) the 20% discount on stock units purchased with deferred cash compensation: Brunner—$30,000, McClanathan—$28,250, and Odom—$13,125.

All non-management directors held unvested stock or stock units as of December 31, 2022 as set forth below. The restricted stock and RSUs will vest on May 3, 2023.

Director	Restricted Stock	Restricted Stock Units
Angela Barbee	3,899
Mark A. Blinn	3,899
Robert E. Brunner		4,084
Mary Campbell		4,084
Manuel A. Fernandez	3,899
Joseph W. McClanathan	3,899
Judy C. Odom		7,487
Srikanth Padmanabhan	3,899
Jai Shah		4,084
Phoebe A. Wood	3,899

Two directors held outstanding stock options as of December 31, 2022 which were granted in lieu of cash compensation under our Deferred Compensation Program: Ms. Campbell—4,274 options and Mr. Shah—25,886 options.

11

Proposals to be Voted on at the Annual Meeting

PROPOSAL ONE:    Election of Directors

At the 2023 Annual Meeting, eleven directors are nominated to hold office until the 2024 Annual Meeting of Shareholders, or until their successors are elected and qualified. All nominees have been previously elected by our shareholders. After over 20 years of outstanding service to the Board, on November 16, 2022, Ms. Odom notified the Company that she will retire from the Board, effective as of the 2023 Annual Meeting and, as such, has not been nominated for re-election. If any nominee named below is unable to serve as a director (an event the Board does not anticipate), proxies will be voted for a substitute nominee, if any, designated by the Board.

In recommending the slate of director nominees, our Board has chosen individuals of character and integrity, with a commitment to the long-term growth and profitability of the Company. We believe each of the nominees brings significant business or public experience relevant and beneficial to the Board and the Company, as well as a work ethic and disposition that foster the collegiality necessary for the Board and its committees to function efficiently and best represent the interests of our shareholders.

Additional information concerning the directors is found in the Proxy Summary at page 1.

Angela Barbee
Independent Director Director Since: 2022 Age: 57 Committees: HRC

Professional Experience:

Ms. Barbee was Senior Vice President—Technology and Global R&D of Weber Inc., a manufacturer of charcoal, gas, pellet, and electric outdoor grills and accessories, from 2021 until January 2022. She previously served as Vice President—Advance Development, Global Kitchen & Bath Group of Kohler Company, a global leader in the design, innovation and manufacture of kitchen and bath products, engines and power systems, and luxury cabinetry and tile, from 2020 to 2021, and as Vice President—New Product Development and Engineering, Global Faucets from 2018 to 2020. Ms. Barbee served as Director—Global Creative Design Operations of General Motors, a global company that designs, builds, and sells trucks, crossovers, cars, and automobile parts and accessories, from 2013 to 2017, and in various other capacities since 1994.

Education:

Ms. Barbee holds a bachelor’s degree in mechanical engineering from Wayne State University, a master’s degree in mechanical engineering from Purdue University, and has completed the Executive Education Program in the Ross Business School at the University of Michigan.

Director Qualifications:

Through her positions at Weber, Kohler and General Motors, Ms. Barbee has a wide-ranging knowledge of manufacturing, engineering and innovation, management, and operations in the consumer products and automotive industries. She also has extensive international experience in leading engineering, development and innovation efforts.

12

Election of Directors

Mark A. Blinn
Independent Director Director Since: 2019 Age: 61 Committees: Audit HRC

Professional Experience:

Mr. Blinn was President and Chief Executive Officer and a director of Flowserve Corporation, a leading provider of fluid motion and control products and services for the global infrastructure markets, from 2009 until his retirement in 2017. He previously served Flowserve as Chief Financial Officer from 2004 to 2009 and in the additional role of Head of Latin America from 2007 to 2009. Prior to Flowserve, Mr. Blinn’s positions included Chief Financial Officer of FedEx Kinko’s Office and Print Services Inc. and Vice President, Corporate Controller and Chief Accounting Officer of Centex Corporation.

Education:

Mr. Blinn holds a bachelor’s degree, a law degree, and an MBA from Southern Methodist University.

Public Company Boards:

Mr. Blinn currently serves as a director of Texas Instruments, Incorporated, a global semiconductor design and manufacturing company, Emerson Electric Co., a global technology and engineering company for industrial, commercial and residential markets, and Globe Life Inc., a financial services holding company specializing in life insurance, annuity, and supplemental health insurance products. He previously served as a director of Kraton Corporation, a leading global producer of polymers for a wide range of applications.

Director Qualifications:

As the former CEO and CFO of Flowserve, Mr. Blinn has exceptional leadership experience in operations and finance, as well as strategic planning and risk management. His board service at other global, public companies provides additional perspective on current finance, oversight, and governance matters.

Robert E. Brunner
Independent Director Director Since: 2009 Age: 65 Committees: HRC, Chair Audit

Professional Experience:

Mr. Brunner was the Executive Vice President of Illinois Tool Works (ITW), a Fortune 250 global, multi-industrial manufacturer of advanced industrial technology, from 2006 until his retirement in 2012. He previously served ITW as President—Global Auto beginning in 2005 and President—North American Auto from 2003.

Education:

Mr. Brunner holds a degree in finance from the University of Illinois and an MBA from Baldwin-Wallace University.

Public Company Boards:

Mr. Brunner currently serves as the independent Board Chair of Lindsay Corporation, a global manufacturer of irrigation equipment and road safety products, and as a director of NN, Inc., a diversified industrial company that designs and manufactures high-precision components and assemblies on a global basis.

Director Qualifications:

Mr. Brunner’s experience and leadership with ITW, a diversified manufacturer with a global footprint, provides valuable insight to our Board on the automotive strategy, business development, mergers and acquisitions, operations, and international issues.

13

Election of Directors

Mary Campbell
Independent Director Director Since: 2019 Age: 55 Committees: Audit NGS

Professional Experience:

Ms. Campbell was appointed President, vCommerce Ventures of Qurate Retail, Inc., in 2022. Qurate Retail is comprised of a select group of retail brands including QVC, HSN, Zulily, Ballard Designs, Frontgate, Garnet Hill, and Grandin Road and is a leader in video commerce, a top-10 ecommerce retailer, and a leader in mobile and social commerce. During her more than 20 years with the company, Ms. Campbell held various leadership positions across the Merchandising, Planning and Commerce Platforms functions. Most recently, and prior to her current position, she served as Chief Content, Digital, and Platforms Officer of QxH, a segment of Qurate, since 2021, as Chief Merchandising Officer of Qurate Retail Group and Chief Commerce Officer of QVC US from 2018 to 2021, as Chief Merchandising and Interactive Officer in 2018, as Chief Interactive Experience Officer from 2017 to 2018, and as Executive Vice President, Commerce Platforms for QVC from 2014 to 2017.

Education:

Ms. Campbell holds a bachelor’s degree in psychology from Central Connecticut State University.

Director Qualifications:

Through her positions at QxH, Qurate Retail Group and QVC, Ms. Campbell has extensive knowledge in consumer driven product innovation, marketing and brand building, and traditional and new media platforms, as well as leading teams for long term growth and evolution.

J. Mitchell Dolloff
Management Director Director Since: 2020 Age: 57 Committees: None

Professional Experience:

Mr. Dolloff was appointed the Company’s Chief Executive Officer, effective January 1, 2022, and continues to serve as President since his appointment in 2020. He previously served as Chief Operating Officer from 2019 until his appointment as CEO; President—Bedding Products from 2020 to 2021; President—Specialized Products & Furniture Products from 2017 to 2019; Senior Vice President and President of Specialized Products from 2016 to 2017; Vice President and President of the Automotive Group from 2014 to 2015; President of Automotive Asia from 2011 to 2013; Vice President of Specialized Products from 2009 to 2013; and in various other capacities for the Company since 2000.

Education:

Mr. Dolloff holds a degree in economics from Westminster College (Fulton, Missouri), as well as a law degree and an MBA from Vanderbilt University.

Director Qualifications:

As the Company’s President and CEO, Mr. Dolloff provides comprehensive insight to the Board from strategic planning to implementation at all levels of the Company around the world, as well as the Company’s relationships with investors, the financial community and other key stakeholders.

14

Election of Directors

Manuel A. Fernandez
Independent Director Director Since: 2014 Age: 76 Committees: HRC NGS

Professional Experience:

Mr. Fernandez co-founded SI Ventures, a venture capital firm focusing on IT and communications infrastructure, and has served as the managing director since 2000. Previously, he served as the Chairman, President and Chief Executive Officer at Gartner, Inc., a research and advisory company, from 1989 to 2000. Prior to Gartner, Mr. Fernandez was President and CEO of three technology-driven companies, including Dataquest, an information services company, Gavilan Computer Corporation, a laptop computer manufacturer, and Zilog Incorporated, a semiconductor manufacturer. Mr. Fernandez was the Executive Chairman of Sysco Corporation, a marketer and distributor of foodservice products, from 2012 until his retirement in 2013, having previously served as Non-executive Chairman since 2009 and as a director since 2006.

Education:

Mr. Fernandez holds a degree in electrical engineering from the University of Florida and completed post-graduate work in solid-state engineering at the University of Florida.

Public Company Boards:

Mr. Fernandez currently serves as the lead independent director of Performance Food Group Company, a foodservice products distributor. He was previously the non-executive chairman of Brunswick Corporation, a market leader in the marine industry.

Director Qualifications:

Mr. Fernandez’ venture capital experience, leadership of several technology companies as CEO and service on a number of public company boards offers Leggett outstanding insight into corporate strategy and development, information technology, international growth, and corporate governance.

Karl G. Glassman
Management Director Director Since: 2002 Chairman Since: 2020 Age: 64 Committees: None

Professional Experience:

Mr. Glassman was appointed Executive Chairman of the Board effective January 1, 2022, following his retirement as the Company’s Chief Executive Officer on December 31, 2021, a position he held since 2016. Mr. Glassman was first appointed Chairman of the Board in 2020. He previously served as President from 2013 to 2019, Chief Operating Officer from 2006 to 2015, Executive Vice President from 2002 to 2013, President of the former Residential Furnishings Segment from 1999 to 2006, Senior Vice President from 1999 to 2002, and in various capacities since 1982. Mr. Glassman has announced his decision to retire as an executive officer of the Company as of the date of the Annual Meeting.

Education:

Mr. Glassman holds a degree in business management and finance from California State University—Long Beach.

Director Qualifications:

As the Company’s former CEO with decades of experience in Leggett’s senior management team, Mr. Glassman offers exceptional knowledge of the Company’s operations, strategy and governance, as well as its customers and end markets. Mr. Glassman also served on the Board of Directors of the National Association of Manufacturers through the end of 2022.

15

Election of Directors

Joseph W. McClanathan
Independent Director Director Since: 2005 Age: 70 Committees: HRC NGS, Chair

Professional Experience:

Mr. McClanathan served as President and Chief Executive Officer of the Household Products Division of Energizer Holdings, Inc., a manufacturer of portable power solutions, from 2007 through his retirement in 2012. Previously, he served Energizer as President and Chief Executive Officer of the Energizer Battery Division from 2004 to 2007, as President—North America from 2002 to 2004, and as Vice President—North America from 2000 to 2002.

Education:

Mr. McClanathan holds a degree in management from Arizona State University.

Public Company Boards:

Mr. McClanathan currently serves as a director of Brunswick Corporation, a market leader in the marine industry.

Director Qualifications:

Through his leadership experience at Energizer and as a former director of the Retail Industry Leaders Association, Mr. McClanathan offers an exceptional perspective to the Board on manufacturing operations, marketing and development of international capabilities.

Srikanth Padmanabhan
Independent Director Director Since: 2018 Age: 58 Committees: Audit NGS

Professional Experience:

Mr. Padmanabhan has served Cummins Inc., a global manufacturer of engines and power solutions, as a Vice President since 2008 and President of its Engine Business segment since 2016. Previously, he served Cummins as Vice President—Engine Business from 2014 to 2016, Vice President and General Manager of Emission Solutions from 2008 to 2014, and in various other capacities since 1991.

Education:

Mr. Padmanabhan holds a bachelor’s degree in mechanical engineering from the National Institute of Technology in Trichy, India, a Ph.D. in mechanical engineering from Iowa State University, and has completed the Advanced Management Program at Harvard Business School.

Director Qualifications:

With over 30 years at Cummins in a variety of leadership roles, Mr. Padmanabhan offers considerable knowledge of the automotive industry and the industrial sector. He brings extensive experience in managing operations, technology and innovation across a multi-billion-dollar global business. He has lived and worked in India, the United States, Mexico, and the United Kingdom.

16

Election of Directors

Jai Shah
Independent Director Director Since: 2019 Age: 56 Committees: Audit HRC

Professional Experience:

Mr. Shah serves as a Group President of Masco Corporation, a Fortune 500 global leader in the design, manufacture and distribution of branded home improvement and building products. In this position since 2018, Mr. Shah currently has responsibility for operating companies with leading brands in global decorative and rough plumbing in North America and previously headed Masco’s platform of decorative architectural and wellness businesses. Mr. Shah is also responsible for Masco’s Corporate Strategic Planning activities. He previously served as President of Delta Faucet Company, a Masco business unit, from 2014 to 2018, as Vice President and Chief Human Resources Officer for Masco from 2012 to 2014, and in various capacities since 2003. Prior to Masco, Mr. Shah held a number of senior management positions at Diversey Corporation and served as Senior Auditor for KPMG Peat Marwick Chartered Accountants.

Education:

Mr. Shah is a Certified Public Accountant and Chartered Professional Accountant (Canada) and holds an MBA from the University of Michigan, as well as bachelor’s and master’s degrees in accounting from the University of Waterloo in Ontario, Canada.

Director Qualifications:

Mr. Shah’s range of experience at Masco in a variety of operational, financial and corporate roles offers the Board a broad perspective on relevant issues facing global corporations, including growth strategy development and implementation, talent management, and adapting to e-business and market innovations.

Phoebe A. Wood
Independent Director Director Since: 2005 Age: 69 Committees: Audit, Chair NGS

Professional Experience:

Ms. Wood has been a principal in CompaniesWood, a consulting firm specializing in early stage investments, since her 2008 retirement as Vice Chairman and Chief Financial Officer of Brown-Forman Corporation, a diversified consumer products manufacturer, where she had served since 2001. Ms. Wood previously held various positions at Atlantic Richfield Company, an oil and gas company, from 1976 to 2000.

Education:

Ms. Wood holds a degree in psychology from Smith College and an MBA from UCLA.

Public Company Boards:

Ms. Wood is a director of Invesco, Ltd., an independent global investment manager, Pioneer Natural Resources, an independent oil and gas company, and PPL Corporation, a utility and energy services company.

Director Qualifications:

From her career in business and various directorships, Ms. Wood provides the Board with a wealth of understanding of the strategic, financial and accounting issues the Board addresses in its oversight role.

The Board recommends that you vote FOR the election of each of the director nominees.

17

Audit Related Matters

PROPOSAL TWO: Ratification of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm and has selected PricewaterhouseCoopers LLP (“PwC”) for the fiscal year ending December 31, 2023. PwC has been our independent registered public accounting firm continuously since 1991.

The Audit Committee regularly evaluates activities to assure continuing auditor independence, including whether there should be a regular rotation of the independent registered public accounting firm. As with all matters, the members of the Audit Committee and the Board perform assessments in the best interests of the Company and our investors and believe that the continued retention of PwC meets this standard.

Although shareholder ratification of the Audit Committee’s selection of PwC is not required by the Company’s bylaws or otherwise, the Board is requesting ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, it will be considered a direction to the Audit Committee to consider a different firm. Even if this selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interest of the Company and our shareholders.

PwC representatives are expected to be available at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

The Board recommends that you vote FOR the ratification of PwC as the independent registered public accounting firm.

Audit and Non-Audit Fees

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent external audit firm, directly involved in the selection of the lead engagement partner, and responsible for the audit fee negotiations associated with retaining PwC. The fees billed or expected to be billed by PwC for professional services rendered in fiscal years 2022 and 2021 are shown below.

Type of Service	2022	2021

Audit Fees(1)	$2,422,577	$2,461,270

Audit-Related Fees(2)	26,967	22,768

Tax Fees(3)	585,344	811,850

All Other Fees(4)	17,647	9,196

Total	$3,052,535	$3,305,084

(1)

Includes rendering an opinion on the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting; quarterly reviews of the Company’s financial statements; statutory audits, where appropriate; comfort and debt covenant letters; and services in connection with regulatory filings.

(2)	Includes assessment of controls; consulting on accounting and financial reporting issues; and audits of employee benefit plans.

(3)

Includes preparation and review of tax returns and tax filings; tax consulting and advice related to compliance with tax laws; tax planning strategies; and tax due diligence related to acquisitions and joint ventures. Of the tax fees listed above in 2022, $323,048 relates to compliance services and $262,296 relates to consulting and planning services.

(4)	Includes use of an international tax reporting software and an internet-based accounting research tool.

18

Audit Related Matters

Pre-Approval Procedures for Audit and Non-Audit Services

The Audit Committee has established a procedure for pre-approving the services performed by the Company’s auditors. All services provided by PwC in 2022 were approved in accordance with the adopted procedures. There were no services provided or fees paid in 2022 for which the pre-approval requirement was waived.

The procedure provides standing pre-approval for:

Audit Services: quarterly reviews of the Company’s financial statements; statutory audits, where appropriate; comfort and debt covenant letters; consents and assistance in responding to SEC comment letters; and services in connection with regulatory filings.

Audit-Related Services: consultation on new or proposed transactions, statutory requirements, or accounting principles; reports related to contracts, agreements, arbitration, or government filings; continuing professional education; financial statement audits of employee benefit plans; and due diligence and audits related to acquisitions and joint ventures.

Tax Services: preparation or review of Company and related entity income, sales, payroll, property, and other tax returns and tax filings and permissible tax audit assistance; preparation or review of expatriate and similar employee tax returns and tax filings; tax consulting and advice related to compliance with applicable tax laws; tax planning strategies and implementation; and tax due diligence related to acquisitions and joint ventures.

Any other audit, audit-related, or tax services provided by the Company’s auditors require specific Audit Committee pre-approval. The procedure requires the Audit Committee to specifically pre-approve the terms of the annual audit services engagement letter with the Company’s auditor, including all audit procedures required to render an opinion on the Company’s annual financial statements and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee must also specifically approve, if necessary, any changes in terms of the annual audit engagement resulting from changes in audit scope, Company structure or other matters. The Audit Committee must also specifically approve in advance all other permissible Non-Audit Services to be performed by the Company’s auditors.

Management provides quarterly reports to the Audit Committee regarding the nature and scope of any non-audit services performed and any fees paid to the auditors for all services. The Audit Committee has determined that the provision of the approved Non-Audit Services by PwC in 2022 is compatible with maintaining PwC’s independence.

Audit Committee Report

The current Audit Committee is composed of six non-management directors who are independent as required by SEC and NYSE rules. The Audit Committee operates under a written charter adopted by the Board which is posted on the Company’s website at www.leggett.com/governance.

Management is responsible for the Company’s financial statements and financial reporting process, including the system of internal controls. PwC, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the audited consolidated financial statements with accounting principles generally accepted in the United States.

The Audit Committee is responsible for monitoring, overseeing, and evaluating these processes, providing recommendations to the Board regarding the independence of and risk assessment procedures used by our independent registered public accounting firm, selecting and retaining our independent registered public accounting firm, and overseeing compliance with various laws and regulations.

19

Audit Related Matters

At its meetings, the Audit Committee reviewed and discussed the Company’s audited financial statements with management and PwC. The Audit Committee also discussed with PwC all items required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Audit Committee received the written disclosures and letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and has discussed PwC’s independence with them.

The Audit Committee has relied on management’s representation that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States and on the opinion of PwC included in their report on the Company’s financial statements.

Based on review and discussions with management and PwC referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2022 Annual Report on Form 10-K.

Phoebe A. Wood (Chair)	Robert E. Brunner	Srikanth Padmanabhan
Mark A. Blinn	Mary Campbell	Jai Shah

20

Say-on-Pay

PROPOSAL THREE: Advisory Vote to Approve Named Executive Officer Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, Leggett’s shareholders have the opportunity to vote on an advisory resolution, commonly known as “Say-on-Pay,” to approve the compensation of Leggett’s Named Executive Officers (NEOs), as described in the Executive Compensation and Related Matters section beginning on page 22.

Since Say-on-Pay was implemented in 2011, our shareholders have supported the compensation of our NEOs with over 90% of the vote (with 94% support in 2022). Our Board has adopted a policy providing for an annual Say-on-Pay vote.

Our Human Resources and Compensation Committee is committed to creating an executive compensation program that enables us to attract and retain a superior management team that has targeted incentives to build long-term value for our shareholders. The Company’s compensation package uses a mix of cash and equity-based awards to align executive compensation with our annual and long-term performance. These programs reflect the Committee’s philosophy that executive compensation should provide greater rewards for superior performance, as well as accountability for underperformance. At the same time, we believe our programs do not encourage excessive risk-taking by management. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time.

For these reasons, the Board requests our shareholders approve the compensation paid to the Company’s NEOs as described in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables.

Because your vote is advisory, it will not be binding upon the Board; however, the HRC Committee and the Board have considered and will continue to consider the outcome of the vote when making decisions for future executive compensation arrangements.

The Board recommends that you vote FOR the Company’s Named Executive Officer compensation package.

PROPOSAL FOUR: Advisory Vote on the Frequency of Future Votes on Named Executive Officer Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, Leggett’s shareholders also have the opportunity at least every six years to vote on whether future Say-on-Pay votes, such as Proposal 3, will be held every one, two or three years. Because your vote is advisory, it will not be binding upon the Board; however, the Board will take the outcome into account when determining the frequency of the Say-on-Pay vote. Beginning with our 2011 Annual Meeting, we have held Say-on-Pay votes each year.

The Board recommends that you vote for the Say-on-Pay vote to be held every ONE year.

Discretionary Vote on Other Matters

We are not aware of any business to be acted upon at the Annual Meeting other than the four items described in this proxy statement. Your signed proxy, however, will entitle the persons named as proxy holders to vote in their discretion if another matter is properly presented at the meeting. If one of the director nominees is not available as a candidate for director, the proxy holders will vote your proxy for such other candidate as the Board may nominate.

21

Executive Compensation and Related Matters

Compensation Discussion & Analysis

Our Human Resources and Compensation Committee, consisting solely of independent directors, is committed to creating and overseeing an executive compensation program that enables Leggett & Platt to attract and retain a superior management team that has targeted incentives to build long-term value for our shareholders. To meet these objectives, the Committee has implemented a compensation package that:

•	Emphasizes performance-based equity programs.

•	Sets incentive compensation targets intended to drive performance and shareholder value.

•	Balances rewards between short-term and long-term performance to foster sustained excellence.

•	Motivates our executive officers to take appropriate business risks.

This Compensation Discussion and Analysis describes our executive compensation program and the decisions affecting the compensation of our Named Executive Officers (NEOs):

Name	Title

J. Mitchell Dolloff	President and Chief Executive Officer

Karl G. Glassman	Executive Chairman

Jeffrey L. Tate	Executive Vice President (EVP) and Chief Financial Officer (CFO)

Steven K. Henderson	Executive Vice President, President—Specialized Products and Furniture, Flooring & Textile (FF&T) Products

J. Tyson Hagale	Executive Vice President, President—Bedding Products

Executive Summary

This section provides an overview of our NEOs’ compensation structure, Leggett’s pay practices, and the Committee’s compensation risk management. Additional details regarding the NEOs’ pay packages, the Committee’s annual review of the executive officers’ compensation, and our equity pay practices are covered in the sections that follow.

22

Compensation Discussion & Analysis

Structuring the Mix of Compensation

The Committee uses its judgment to determine the appropriate percentage of fixed and variable compensation, the use of short-term and long-term performance periods, and the split between cash and equity-based compensation. The final payment and value of the variable elements depends on actual performance and could result in no payout if threshold performance levels are not achieved. The following table shows the key attributes of our 2022 executive compensation structure used to drive performance and build long-term shareholder value.

Compensation Type	Fixed or Variable	Cash or Equity-Based	Term	Basis for Payment

Base Salary	Fixed	Cash	1 year	Individual responsibilities, performance and experience with reference to external benchmarking

Annual Incentive	Variable	Cash	1 year	Return on capital employed (60% weighting) and cash flow (40% weighting)

Long-Term Incentive – 2/3 allocated to Performance Stock Units	Variable	Equity- Based	3 years	50% based upon total shareholder return (TSR)(1) relative to peer group and 50% based upon the compound annual growth rate of earnings before interest and taxes (EBIT CAGR)

Long-Term Incentive – 1/3 allocated to Restricted Stock Units	Variable	Equity- Based	3 years	1/3 of the award vests each year following the grant date, with the value of the awards depending upon the Company’s share price at the time of vesting

(1)

TSR is the change in stock price over the performance period plus reinvested dividends, divided by the beginning stock price. Leggett’s three-year TSR is measured relative to approximately 300 peer companies making up the industrial, materials and consumer discretionary sectors of the S&P 500 and S&P MidCap 400.

Incentive Payouts in 2022

Our executives’ 2022 annual incentive payouts under the Key Officers Incentive Plan (KOIP) tracked the Company’s operational results in 2022, in which we generated cash flow, as defined in the KOIP, of $572 million (versus a target of $635 million, resulting in a 80.2% payout) and 31.1% return on capital employed (versus a target of 37.5%, resulting in a 65.6% payout). The KOIP, including the calculations and targets for adjusted cash flow and return on capital employed (ROCE), is described on page 26.

The Performance Stock Units (PSUs) granted in 2020 vested on December 31, 2022, with payouts based 50% on the Company’s relative TSR and 50% on EBIT CAGR. Leggett’s cumulative TSR from 2020 to 2022 was -26.8%, which placed us in the 13th percentile of the peer group which was below the payout threshold. The Company’s -4.8% EBIT CAGR over the three-year performance period was below the 2% payout threshold. The Company’s PSUs, including the calculation of EBIT CAGR and relative TSR, as well as the vesting schedules, are described on page 28.

23

Compensation Discussion & Analysis

Sound Pay Practices

The Company is committed to executive compensation practices that align the interests of our executives with our shareholders:

What We Do	What We Don’t Do

✓  Pay for Performance – A significant majority of our NEOs’ compensation is at-risk variable compensation.

✓  Multiple Performance Metrics – Variable compensation is based on more than one measure to encourage balanced incentives.

✓  Incentive Award Caps – All of our variable compensation plans have maximum payout limits.

✓  Benchmarking – We compare our compensation package to market surveys and a customized peer group, and the Committee engages an independent consultant.

✓  Stock Ownership Requirements – All NEOs are subject to robust stock ownership requirements.

✓  Confidentiality & Non-Competition – All NEOs are subject to contractual confidentiality and non-compete obligations.

✓  Clawbacks – Our policies exceed the mandates of Sarbanes-Oxley, with mandatory recoupment following a financial restatement.

×  No Single-Trigger Change in Control – Our CIC-related cash severance and equity awards have a double trigger.

×  No Hedging or Pledging – We do not permit our executive officers to engage in either hedging or pledging activities with respect to Leggett shares.

×  No Excessive Perquisites – Perquisites represent less than 1% of our NEOs’ combined compensation.

×  No Employment Agreements – All of our NEOs are employed at-will.

×  No Repricing of Options or Cash Buyouts

×  No Share Recycling

×  No Dividends on Equity Awards Prior to Vesting

×  No Tax Gross-Ups

CEO Transition and 2022 Compensation

On January 1, 2022, Mr. Dolloff became the Company’s Chief Executive Officer, after serving as Leggett’s Chief Operating Officer since 2019 and in various other capacities since 2000. In connection with Mr. Dolloff’s appointment as CEO and upon the Committee’s recommendation, the Board of Directors approved the following compensation package effective for 2022:

•	Base Salary – increased from $800,000 to $1,120,000

•	Target Annual Incentive – increased from 100% to 125%

•	Long-Term Incentive – base award increased from 343% to 400%

These adjustments were based upon benchmarking compensation data, Mr. Dolloff’s experience and prior compensation levels, internal pay equity, and the Company’s past practice with respect to CEO compensation. Mr. Dolloff also received a one-time promotional award of three-year RSUs valued at $1,000,000 granted on January 1, 2022.

At the same time, our former CEO, Mr. Glassman, transitioned to the role of Executive Chairman. In this role, Mr. Glassman’s 2022 compensation package was set at $750,000 base salary, 100% target annual incentive, and 200% long-term incentive (granted solely in RSUs).

24

Compensation Discussion & Analysis

Additional Investment in Leggett Stock

In addition to having pay packages that are heavily weighted to Leggett equity-based awards, for many years our NEOs have voluntarily deferred substantial portions of their cash compensation into Company stock through the Executive Stock Unit (ESU) Program and the Deferred Compensation Program. Through participation in these programs, particularly the ESU Program, in which Company equity is held until the executive leaves the Company, our NEOs are further invested in the long-term success of the Company.

Managing Compensation Risk

The Committee regularly reviews whether our executive compensation policies and practices (as well as those that apply to our employees generally) are appropriate and whether they create risks or misalignments that are reasonably likely to have a material adverse effect on the Company.

We believe that our compensation programs align our executives’ incentives for risk taking with the long-term best interests of our shareholders. We mitigate risk by allocating incentive compensation across multiple components. This structure is designed to reduce the incentive to take excessive risk because it:

•	Rewards achievement on a balanced array of performance measures, minimizing undue focus on any single target.

•	Stresses long-term performance, discouraging short-term actions that might endanger long-term value.

•	Combines absolute and relative performance measures.

•	Uses multiple long-term incentive vehicles, including Performance Stock Units and Restricted Stock Units with 3-year vesting schedules.

Additional safeguards against undue compensation risk include stock ownership guidelines, caps on all incentive payouts, and clawbacks for performance-based compensation.

Impact of 2022 Say-on-Pay Vote

At our 2022 Annual Meeting, 94% of the votes cast on the Say-on-Pay proposal approved the compensation of our NEOs. The Committee believes that this shareholder vote strongly endorses the Company’s compensation philosophy and programs. The Committee took this support into account as one of many factors it considered in connection with the discharge of its responsibilities (as described in this Compensation Discussion and Analysis) in exercising its judgment in establishing and overseeing our executive compensation arrangements throughout the year.

25

Compensation Discussion & Analysis

Our Compensation Components and Programs

Base Salary

Base salary is the only fixed portion of our NEOs’ compensation package. Salary levels are intended to reflect specific responsibilities, performance and experience, while taking into account market compensation levels for comparable positions. Although base salary makes up less than one-fourth of our NEOs’ aggregate target compensation, it’s the foundation for the total package with the variable compensation components set as percentages of base salary:

Name	2022 Base Salary	Annual Incentive: Target Percentage of Base Salary	LTI Awards: Target Percentage of Base Salary

J. Mitchell Dolloff	$1,120,000	125%	400%

Karl G. Glassman	750,000	100%	200%

Jeffrey L. Tate	618,000	80%	250%

Steven K. Henderson	552,000	80%	200%

J. Tyson Hagale	525,000	80%	200%

The Committee reviews and determines the NEOs’ base salaries (along with the rest of their compensation packages) during the annual review, which is discussed on page 31.

Annual Incentive

Our NEOs earn their annual incentive, a cash bonus paid under the Key Officers Incentive Plan, based on achieving certain performance targets for the year.

Our executive officers are divided into two groups under the KOIP for 2022, depending upon their areas of responsibility: (i) corporate participants (Dolloff, Glassman, and Tate), whose performance criteria and payouts are based on the Company’s overall results, and (ii) profit center participants (Henderson and Hagale), whose performance targets are set for the operations under their control.

Each NEO has a target incentive amount—the amount received for achieving exactly 100% of all performance goals. The target incentive amount is the officer’s base salary multiplied by his target incentive percentage. At the end of the year, the target incentive amount is multiplied by the payout percentages for the various performance metrics (each with its own weighting) to determine the annual incentive payout.

26

Compensation Discussion & Analysis

Performance Metrics. The Committee chose ROCE(1) as the primary incentive target with a 60% weighting to improve earnings and maximize returns on key assets by carefully managing working capital and fixed asset investments. The other 40% of the annual incentive is based upon cash flow(2), which is critical to fund the Company’s ongoing operations, capital expenditures, and dividends. Profit center participants are also subject to a formula-based adjustment ranging from a potential 5% increase for exceptional safety performance to a 20% deduction for their operations’ failure to achieve safety, audit and environmental standards.

(1)

Return on Capital Employed (ROCE) = Earnings Before Interest and Taxes (EBIT) ÷ quarterly average of Net Property, Plant and Equipment (PP&E) and Working Capital (excluding cash and current maturities of long-term debt).

(2)

For corporate participants: Cash Flow = Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) +/- Change in Working Capital (excluding cash and current maturities of long-term debt) + Non-Cash Impairments – Capital Expenditures.

For profit center participants: Free Cash Flow (FCF) the same formula is used, except (i) EBITDA is adjusted for currency effects and (ii) change in working capital excludes balance sheet items not directly related to ongoing activities.

ROCE and cash flow calculations are adjusted for all items of gain, loss or expense (i) from non-cash impairments; (ii) related to loss contingencies identified in the Company’s 10-K relating to the fiscal year immediately preceding the performance period; (iii) related to the disposal of a segment of a business; or (iv) related to a change in accounting principle. Financial results from acquisitions are excluded from calculations in the year of acquisition. Financial results from businesses divested during the year are included, but targets relating to the divested businesses will be prorated to reflect only that portion of the year prior to the divestiture. Financial results from businesses classified as discontinued operations are included in the calculations. Financial results exclude (i) certain currency and hedging-related gains and losses, (ii) gains and losses from asset disposals, and (iii) items that are outside the scope of the Company’s core, on-going business activities.

Targets and Payout Schedules. Upon selecting the metrics, the Committee established performance targets and payout schedules. In setting the payout schedules, the Company evaluated various payout scenarios before selecting one that struck a balance between accountability to shareholders and motivation for participants. The payout for each portion of the annual incentive is capped at 150%.

2022 Corporate Payout Schedule	2022 Profit Center Payout Schedule

				ROCE and Free Cash Flow (Relative to Target)
ROCE(1)		Cash Flow (millions)(1)
Achievement	Payout	Achievement	Payout	Achievement(2)	Payout

<28.1%	0%	<$476.25	0%	<75%	0%

28.1%	50%	476.25	50%	75%	50%

37.5%	100%	635.00	100%	100%	100%

46.9%	150%	793.75	150%	125%	150%

(1)	The 2022 results for corporate participants (Dolloff, Glassman, and Tate) were 31.1% ROCE (resulting in a 65.6% payout) and $572 million of cash flow (resulting in a 80.2% payout).

(2)

As a profit center participant, Mr. Henderson’s target for a 100% payout was 39.8% ROCE (36.7% actual resulting in a 84% payout) and $296.8 million free cash flow ($256 million actual resulting in a 72% payout) for the Specialized and FF&T Segments. Mr. Hagale’s target for a 100% payout was 31.6% ROCE (24.8% actual resulting in a 57% payout) and $412.9 million free cash flow ($351 million actual resulting in a 71% payout) for the Bedding Products Segment.

27

Compensation Discussion & Analysis

The following table provides the details of the 2022 annual incentive payouts for our NEOs:

Name	Target Incentive Amount				Weighted Payout Percentage						Annual Incentive Payout
J. Mitchell Dolloff	$1,400,000			x	71.4%					=	$999,600
	Salary	x	Target %		Metric	Payout	%	x	Weight
	$1,120,000		125%		ROCE	65.6%			60%
					Cash Flow	80.2%			40%
Karl G. Glassman	$750,000			x	71.4%					=	$535,500
	Salary	x	Target %		Metric	Payout %		x	Weight
	$750,000		100%		ROCE	65.6%			60%
					Cash Flow	80.2%			40%
Jeffrey L. Tate	$494,400			x	71.4%					=	$353,002
	Salary	x	Target %		Metric	Payout	%	x	Weight
	$618,000		80%		ROCE	65.6%			60%
					Cash Flow	80.2%			40%
Steven K. Henderson	$441,600			x	81.2%					=	$358,579
	Salary	x	Target %		Metric	Payout %		x	Weight
	$552,000		80%		ROCE	84.0%			60%
					FCF	72.0%			40%
					+2% Compliance Adjustment
J. Tyson Hagale	$420,000			x	63.6%					=	$267,120
	Salary	x	Target %		Metric	Payout	%	x	Weight
	$525,000		80%		ROCE	57.0%			60%
					FCF	71.0%			40%
					+1% Compliance Adjustment

Long-Term Incentive, Equity-Based Awards

Since 2020, the long-term incentive (LTI) awards for our executive officers have been allocated as follows:

•	Two-thirds of the target award value is granted as performance stock units (PSUs) with payouts based 50% on relative TSR and 50% on EBIT CAGR over a three-year performance period.

•	One-third of the target award value is granted as restricted stock units (RSUs) vesting in one-third increments over three years.

Three-Year Performance Stock Units. We grant performance stock units to our NEOs and other senior managers to tie their pay to the Company’s performance and shareholder returns. The payouts from these equity-based awards reflect our philosophy that executive compensation should provide greater rewards for superior performance, as well as accountability for underperformance.

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Compensation Discussion & Analysis

Leggett’s long-term focus emphasizes profitable growth and the Company’s TSR relative to peer companies. The PSU awards support our operational and market-based goals by allocating 50% of payout to EBIT CAGR results and 50% to our relative TSR performance. The vesting schedules for the PSU awards are as follows:

Relative TSR(1) Percentile	Relative TSR Vesting %
25%	25%
30%	35%
35%	45%
40%	55%
45%	65%
50%	75%
55%	100%
60%	125%
65%	150%
70%	175%
75%	200%

EBIT CAGR(2) %	EBIT CAGR Vesting %
2%	75%
4%	100%
6%	125%
8%	150%
10%	175%
12%	200%

(1)

Relative TSR is the Company’s Total Shareholder Return compared to a peer group consisting of all the companies in the industrial, materials and consumer discretionary sectors of the S&P 500 and S&P MidCap 400 (approximately 300 companies). Leggett was a member of the S&P 500 until December 2021, when we moved to the S&P MidCap 400. In addition, nearly all of our business units fall into these industry sectors.

(2)

EBIT CAGR is the Company’s or applicable profit centers’ compound annual growth rate of Earnings Before Interest and Taxes (EBIT) in the third fiscal year of the performance period compared to the Company’s (or applicable profit centers’) EBIT in the fiscal year immediately preceding the performance period. The calculation of EBIT CAGR includes results from businesses acquired during the performance period and excludes results for any businesses divested during the performance period. EBIT CAGR also excludes (i) results from non-operating branches, (ii) certain currency and hedging-related gains and losses, (iii) gains and losses from asset disposals, (iv) items that are outside the scope of the Company’s core, on-going business activities, and (v) with respect to profit centers, all amounts relating to corporate allocations. EBIT CAGR will be adjusted to eliminate gain, loss or expense, as determined in accordance with standards established under Generally Accepted Accounting Principles, (i) from non-cash impairments; (ii) related to loss contingencies identified in footnotes to the financial statements in the Company’s 10-K relating to the fiscal year immediately preceding the performance period; (iii) related to the disposal of a segment of a business; or (iv) related to a change in accounting principle.

Three-Year Restricted Stock Units. For 2022, one-third of our executives’ LTI awards were granted as RSUs vesting in one-third increments over three years. The unvested RSUs do not accrue dividends. The value of the RSUs is based on the Company’s stock price at the time of vesting which ties the executives’ compensation to the Company’s performance, but the time-based vesting offers an appropriate level of stability to their equity-based compensation.

In addition to Mr. Henderson’s LTI target award percentage approved by the Committee during the annual review as described on page 31, he also receives an annual award of 4,000 RSUs. This annual award was negotiated as part of Mr. Henderson’s pay package when he joined the Company in 2017.

Other Compensation Programs

The NEOs voluntarily defer substantial portions of their cash compensation into Leggett equity through the Executive Stock Unit Program and the Deferred Compensation Program to build an additional long-term stake in the Company. The Company also provides 401(k) and non-qualified excess plans in which some of our executives choose to participate.

Executive Stock Unit Program. All our NEOs participate in the Executive Stock Unit (ESU) Program, our primary executive retirement plan. These accounts are held until the executive’s employment is terminated.

29

Compensation Discussion & Analysis

The ESU Program is a non-qualified retirement program that allows executives to make pre-tax deferrals of up to 10% of their cash compensation into diversified investments. The Company makes an additional 17.65% contribution to the diversified investments acquired with executive contributions. We match 50% of the executive’s contribution in Company stock units, purchased at a 15% discount, which may increase up to a 100% match if the Company meets annual ROCE targets linked to the KOIP. Matching contributions vest once employees have participated in the ESU Program for five years. Leggett stock units held in the ESU Program accrue dividends, which are used to acquire additional stock units at a 15% discount. At distribution, the balance of the diversified investments is paid in cash, and the stock units are settled in shares of the Company’s common stock.

Deferred Compensation Program. The Deferred Compensation Program allows our executives and key managers to defer up to 100% of salary, incentive awards and other cash compensation in exchange for any combination of the following:

•	Stock units with dividend equivalents, acquired at a 20% discount to the fair market value of our common stock on the dates the compensation or dividends otherwise would have been paid.

•

At-market stock options with the underlying shares of common stock having an initial market value five times the amount of compensation forgone, with an exercise price equal to the closing market price of our common stock on the grant date (December 15 of the year in which the deferral election is made).

•	Cash deferrals accruing interest at a rate intended to be slightly higher than otherwise available for comparable investments.

Participants who elect a cash or stock unit deferral can receive distributions in a lump sum or in annual installments. Distribution payouts must begin no more than 10 years from the effective date of the deferral and all amounts subject to the deferral must be distributed within 10 years of the first installment. Although the Company intends to settle the stock units in shares of the Company’s common stock, it reserves the right to distribute the balance in cash if sufficient shares are not available under the Flexible Stock Plan. Participants who elect at-market stock options, which have a 10-year term, may exercise them approximately 15 months after the start of the year in which the deferral was made.

Retirement K and Excess Plan. The Company’s defined benefit Retirement Plan was frozen in 2006 (see description on page 41). Employees who had previously participated in the Retirement Plan were offered a replacement benefit: a tax-qualified defined contribution Section 401(k) Plan (Retirement K). The Retirement K includes an age-weighted Company matching contribution designed to offset the benefits lost by the Retirement Plan freeze. Employees who did not participate in the Retirement Plan when it was frozen in 2006 are eligible to contribute to the Company’s 401(k) plan with an alternate matching contribution schedule.

Many of our officers cannot fully participate in the Retirement K due to limitations imposed by the Internal Revenue Code or the Employee Retirement Income Security Act, or due to their participation in the Deferred Compensation Program. Consequently, we maintain a non-qualified Retirement K Excess Plan which permits affected executives to receive the full matching benefit they would otherwise have been entitled to under the Retirement K. Amounts earned in the Retirement K Excess Plan are paid out in cash no later than March 15 of the following year and are eligible for the Deferred Compensation Program.

Perquisites and Personal Benefits. The Committee believes perquisites should not be a significant part of our executive compensation program. In 2022, perquisites were less than 1% of our NEOs’ combined compensation and consisted of use of a company car and limited personal use of corporate aircraft.

Given the location of the Company’s headquarters away from any major metropolitan area, the Committee wished to facilitate Mr. Glassman’s and Mr. Dolloff’s schedules and allow them to more efficiently attend to Company

30

Compensation Discussion & Analysis

business by offering them limited personal use of corporate aircraft, when the aircraft is not scheduled for business purposes. The use of corporate aircraft for personal travel by Mr. Glassman and his guests is subject to an annual limit of $100,000 in aggregate incremental cost to the Company, including the cost of “deadhead” flights necessitated by such personal use. The Company does not provide tax reimbursements to Mr. Glassman for any taxes arising from imputed income relating to his use of the corporate aircraft for personal travel by him or his guests. Mr. Dolloff may use the Company aircraft for personal travel for him and his guests, subject to the aircraft not being scheduled for business purposes and his reimbursing the Company for the aggregate incremental cost of such flights, including the costs of any deadhead flights necessitated by such personal use (subject to any applicable reimbursement limits imposed by the Federal Aviation Administration). Mr. Dolloff did not use the Company aircraft for personal travel in 2022.

We believe these benefits are appropriate when viewed in the overall context of our executive compensation program.

How Compensation Decisions Are Made

The Committee uses its informed judgment to determine the appropriate type and mix of compensation elements; to select performance measures, target levels and payout schedules for incentive compensation; and to determine the level of salary and incentive awards for each executive officer. The Committee may delegate its duties and responsibilities to one or more Committee members or Company officers, as it deems appropriate, but may not delegate authority to non-members for any action involving executive officers. The full Board of Directors must review and approve certain actions, including any employment agreements, severance benefit agreements, and amendments to stock plans.

The Committee has the authority to engage its own external compensation consultant as needed and has engaged Meridian Compensation Partners, LLC as its independent consultant for 2022. The Company conducts an annual conflict of interest assessment, which the Committee reviews to verify, in the Committee’s judgment, Meridian’s independence and that no conflicts of interest exist. Meridian does not provide any other services to the Company and works with the Company’s management only on matters for which the Committee is responsible.

In 2022, Meridian advised on selecting a peer group of companies for executive compensation benchmarking, consulted on incentive plan design and performance metrics, provided comparative data for the annual executive compensation review described below, and assisted with other compensation matters as requested. Representatives from Meridian also attend Committee meetings on request.

The Company’s Human Resources and Legal Departments also provide compensation data, research and analysis that the Committee may request, and personnel from those departments along with Mr. Glassman and Mr. Dolloff, attend Committee meetings. However, the Committee regularly meets in executive session without management present to discuss CEO performance and compensation, as well as any other matters deemed appropriate by the Committee.

The CEO recommends to the Committee compensation levels for the other executive officers, including salary increases, annual incentive targets and long-term incentive award values, based on external benchmarking and his assessment of each executive’s performance and level of responsibility. The Committee evaluates those recommendations and accepts or makes adjustments as it deems appropriate.

The Annual Review and Use of Compensation Data

The Committee conducted the annual review of executive compensation at its February 2022 meeting to set the executive officers’ compensation for the year, except for Mr. Dolloff and Mr. Glassman, whose 2022 compensation packages were approved by the Committee in November 2021 in anticipation of the leadership transition which took place on January 1, 2022.

31

Compensation Discussion & Analysis

During the annual review, the Committee evaluates the three primary elements of the annual compensation package for executive officers: base salary, annual incentive, and long-term incentive awards. As discussed above, increases to base salary affect the other elements of the compensation package because the variable compensation elements (annual incentive and long-term incentive awards) are each set as a percentage of base salary. The Committee also reviews the secondary compensation elements, such as voluntary equity plans and retirement plans, as well as potential payments upon termination or change in control. Decisions about secondary and post-termination compensation elements are made as the plans or agreements giving rise to the compensation are reviewed.

In connection with the annual review, the Committee evaluates the following data presented by the Company and Meridian to consider each executive’s compensation package in the context of past decisions, internal pay relationships and the external market:

•	Compensation data available from proxy filings of the executive compensation peer group, and two general industry surveys published by national consulting firms (described more fully below).

•	Current annual compensation for each executive officer.

•	The potential value of each executive officer’s compensation package under three Company performance scenarios (threshold, target and maximum payout).

•	The cash-to-equity ratio and fixed-to-variable pay ratio of each executive officer’s compensation package.

•	Compliance with our stock ownership requirements and a summary of outstanding equity awards.

Among the factors the Committee considers when making compensation decisions is the compensation of our NEOs relative to the compensation paid to similarly-situated executives. We believe, however, that a benchmark should be just that—a point of reference for measurement, not the determinative factor for our executives’ compensation. Because the comparative compensation information is just one of several analytic tools used in setting executive compensation, the Committee has discretion in determining the nature and extent of its use.

Benchmarking Against Peer Companies. In the annual review, the Committee used a peer group to provide additional insight into company-specific pay levels and practices. The Committee evaluates market data provided by compensation surveys and views the use of a peer group as an additional reference point when reviewing the competitiveness of NEO pay levels.

In developing the peer group, the Committee directed Meridian to focus on companies in comparable industries with a similar size and scope of business operations as Leggett. The Committee periodically reviews the composition of the peer group to ensure these companies remain relevant for comparative purposes.

Prior to the annual review to set 2022 compensation, the Committee approved the following peer group of 16 U.S. based, publicly traded manufacturing companies, with Leggett near the group’s median revenue and market capitalization. The 2022 peer group included the same companies as the prior year.

Allegion plc	HNI Corporation

American Axle & Manufacturing Holdings, Inc.	Lennox International Inc.

A. O. Smith Corporation	Masco Corporation

Carlisle Companies Incorporated	MillerKnoll, Inc.

Cooper-Standard Holdings Inc.	Owens Corning

Dana Incorporated	Pentair plc

Flowserve Corporation	Tempur Sealy International, Inc.

Fortune Home Brands & Security, Inc.	Tenneco Inc.

32

Compensation Discussion & Analysis

Compensation Survey Data. The Committee used broad-based compensation surveys published by Willis Towers Watson (General Industry Executive Compensation Survey, revenue ranging from $3 to $6 billion) and Aon Hewitt (Total Compensation Measurement, revenue ranging from $3 to $5 billion) to develop a balanced picture of the compensation market. The Committee referenced market benchmarks that most closely match the NEOs’ job descriptions; however, the Committee was not made aware of the specific companies in the applicable survey groups.

The Committee used the peer group and compensation surveys to get a general sense of the competitive market. These sources generally showed our executive officers’ compensation was in line with median total compensation with an above-average percentage of at-risk, performance-based pay. Individual pay levels may vary relative to the market median for a number of reasons, including, but not limited to, tenure, responsibilities, and performance.

Additional Considerations. Although the Committee views benchmarking data as a useful guide, it gives significant weight to (i) the mix of fixed to variable pay, (ii) the ratio of cash to equity-based compensation, (iii) internal pay equity, and (iv) individual responsibilities, experience and merit when establishing base salaries, annual incentive percentages, and long-term incentive award percentages. While the Committee monitors these pay relationships, it does not target any specific pay ratios.

The Committee also considers the Company’s merit increase budget for all salaried U.S. employees in determining salary increases for executive officers.

Changes to the NEOs’ 2022 Compensation. In connection with the 2022 executive officers’ compensation review:

•

As a result of Mr. Dolloff’s transition from Leggett’s Chief Operating Officer to the CEO at the start of the year, his base salary was increased from $800,000 to $1,120,000, his Annual Incentive percentage was increased from 100% to 125%, and his LTI award percentage was increased from 343% to 400%.

•

As a result of Mr. Glassman’s transition from Leggett’s CEO to Executive Chairman at the start of the year, his base salary was reduced from $1,225,000 to $750,000, his Annual Incentive percentage was reduced from 125% to 100%, and his LTI award percentage was reduced from 480% to 200% (granted solely in RSUs).

•	Mr. Tate’s base salary was increased from $600,000 to $618,000, and his Annual Incentive and LTI award percentages were unchanged.

•	Mr. Henderson’s base salary was increased from $541,000 to $552,000, and his Annual Incentive and LTI award percentages were unchanged.

•	Mr. Hagale’s base salary was increased from $450,000 to $525,000, his Annual Incentive percentage was increased from 70% to 80%, and his LTI award percentage was increased from 175% to 200%.

Equity Grant Practices

The Committee discussed the 2022 LTI awards in connection with its annual review of executive officer compensation and approved the 2022 RSU and PSU awards at its February 2022 meeting. The Committee does not approve current market priced grants of equity-based awards when it is aware of material nonpublic information.

Performance of Past Equity-Based Awards. The Committee monitors the value of past equity-based awards to gain an overall assessment of how current compensation decisions fit with past practices and to determine the

33

Compensation Discussion & Analysis

executives’ accumulated variable compensation. However, the Committee does not increase current-year equity-based awards, or any other aspect of the NEOs’ compensation, to adjust for below-expected performance of past equity-based awards.

Clawback Provisions. All equity-based awards are subject to a clawback provision included in our Flexible Stock Plan, which allows the Committee to cancel all or any portion of an award if the recipient (i) violates any confidentiality, non-solicitation or non-compete obligations or terms in an award, employment agreement, confidentiality agreement, separation agreement, or any other similar agreement, (ii) engages in improper conduct contributing to the need to restate any external Company financial statement, (iii) commits an act of fraud or significant dishonesty, or (iv) commits a significant violation of any of the Company’s written policies or applicable laws. Under the Flexible Stock Plan, the Committee may require an award recipient to forfeit and repay to the Company any or all of the income or other benefit received on the vesting, exercise, or payment of an award (i) in the preceding two years if, in its discretion, the Committee determines that the recipient engaged in any of the foregoing activities and that such activity resulted in a significant financial or reputational loss to the Company, (ii) to the extent required under applicable law or securities exchange listing standards, or (iii) to the extent required or permitted under any written policy of the Company dealing with recoupment of compensation, subject to any limits of applicable law.

In addition, the award documents for our PSU awards include clawback provisions triggered if the Company is required to restate previously reported financial results. Following a restatement within 24 months after the awards vest, all recipients must repay any amounts paid in excess of what would have been paid under the restated results. In addition, the Committee may require repayment of the entire award from any award recipients determined to be personally responsible for gross misconduct or fraud that caused the need for the restatement.

Executive Stock Ownership Guidelines. The Committee believes executive officers should maintain a meaningful ownership stake in the Company to align their interests with those of our shareholders. We expect executive officers to attain the following levels of stock ownership within five years of appointment and to maintain those levels throughout their employment.

Position	Ownership Requirement

CEO and Board Chairman	5X base salary

CFO, COO and EVP	3X base salary

All Other Executive Officers	2X base salary

Shares of the Company’s stock owned outright, stock units and net shares acquirable upon the exercise of deferred compensation stock options count toward satisfying the ownership totals. A decline in the stock price can cause an executive officer who previously met the threshold to fall below it temporarily. After five years from appointment, an executive officer who has not met the ownership requirement or falls below it due to a stock price decline, may not sell Leggett shares and must hold any net shares acquired upon the exercise of stock options or vesting of stock units until the ownership threshold is met. As of March 1, 2023, all our NEOs were in compliance with their stock ownership requirements.

Hedging and Pledging Policy. The Company’s insider trading policy prohibits its directors, officers and employees from transactions related to Leggett securities involving short sales, having put equivalent positions, buying or selling exchange-traded options and hedging transactions, which include purchase and sale of options, zero cost collars and forward sale contracts. The policy also prohibits all directors and Section 16 officers from pledging Leggett securities as collateral for a loan, including in a margin account.

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Compensation Discussion & Analysis

Change in Control Agreements

Our NEOs do not have employment agreements and are all considered at-will employees.

Each of our NEOs has a severance benefit agreement which is designed to protect both the executive officer’s and the Company’s interests in the event of a change in control of the Company, as described on page 47.

The benefits provided under the severance benefit agreements do not impact the Committee’s decisions regarding other elements of the executive officers’ compensation. Because these agreements provide contingent compensation, not regular compensation, they are evaluated separately in view of their intended purpose.

Tax Considerations

For tax years prior to 2018, Section 162(m) of the Internal Revenue Code generally disallowed an income tax deduction to public companies for compensation over $1 million paid to certain executive officers; however, qualifying performance-based compensation was not subject to the deduction limit if certain requirements were met. As a result of the Tax Cuts and Jobs Act eliminating the performance-based compensation exception under Section 162(m), the Company currently expects that, with respect to 2018 and beyond, any compensation amounts over $1 million paid to any NEO will no longer be tax deductible unless grandfathered under the exception for pre-existing contractual arrangements.

Human Resources and Compensation Committee Report

The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis with management, and, based on that review and discussion, the Committee has recommended to the Board of Directors that this Compensation Discussion & Analysis be included in this proxy statement.

Robert E. Brunner (Chair) Angela Barbee Mark A. Blinn Manuel A. Fernandez	Joseph W. McClanathan Judy C. Odom Jai Shah

35

Executive Compensation and Related Matters

Summary Compensation Table

The following table reports the total 2022 compensation of our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers as of December 31, 2022. Collectively, we refer to these five executives as the “Named Executive Officers” or “NEOs.”

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(1)	Change in Pension Value; Nonqualified Deferred Compensation Earnings(3)	All Other Compensation (1)(4)	Total
J. Mitchell Dolloff President and Chief Executive Officer	2022	$1,120,000	$5,039,319	$999,600	$46,446	$442,453	$7,647,818
	2021	780,769	2,414,277	648,000	40,444	334,672	4,218,162
	2020	646,154	1,842,421	837,200	34,555	346,234	3,706,564
Karl G. Glassman Executive Chairman	2022	750,000	1,319,676	535,500	139,197	338,648	3,083,021
	2021	1,225,000	5,912,456	1,240,313	124,281	708,916	9,210,966
	2020	1,130,769	4,922,296	1,758,120	153,182	778,448	8,742,815

Jeffrey L. Tate Executive VP and Chief Financial Officer	2022	614,538	1,443,743	353,002	4,678	135,633	2,551,594
	2021	594,231	1,432,843	388,800	2,196	164,713	2,582,783
	2020	526,154	1,250,206	545,376	468	148,349	2,470,553
Steven K. Henderson Executive VP, President—Specialized and FF&T Products	2022	549,885	1,167,044	358,579	8,229	206,038	2,289,775
	2021	538,885	1,226,872	368,746	5,904	155,125	2,295,532
	2020	489,231	1,023,950	415,074	3,854	140,786	2,072,895

J. Tyson Hagale(5) Executive VP, President—Bedding Products	2022	510,577	981,202	267,120	5,155	126,059	1,890,113

(1)

Amounts reported in these columns include cash compensation (base salary, non-equity incentive plan compensation and certain other cash items) that was deferred into the ESU Program (to acquire diversified investments) and/or the Deferred Compensation Program (to acquire, at the NEO’s election, an interest-bearing cash deferral, Leggett stock units, or an option to purchase Leggett stock), as follows:

				Deferred Compensation Program
Name	Year	Total Cash Compensation Deferred	ESU ($)	Cash Deferral ($)	Stock Options (#)	Stock Units (#)
J. Mitchell Dolloff	2022	$988,981	$208,901			27,850
	2021	580,919	139,804			14,050
	2020	663,692	144,952			14,372
Karl G. Glassman	2022	122,701	122,701
	2021	838,870	238,865			16,386
	2020	1,067,860	267,860			26,165
Jeffrey L. Tate	2022	190,433	93,659			3,437
	2021	193,533	95,230			2,925
	2020	211,162	104,068			3,141
Steven K. Henderson	2022	431,986	87,732			12,264
	2021	157,745	87,690			1,913
	2020	184,230	82,090			3,046
J. Tyson Hagale	2022	227,828	74,655			5,408

See the Grants of Plan-Based Awards Table on page 39 for further information on Leggett equity-based awards received in lieu of cash compensation in 2022.

36

Executive Compensation and Related Matters

(2)

Amounts reported in this column reflect the grant date fair value of the PSU awards and RSU awards as detailed in the table below. For a description of the assumptions used in calculating the grant date fair value, see Note L to Consolidated Financial Statements to our Annual Report on Form 10-K for the year ended December 31, 2022. The potential maximum value of the PSU awards on the grant date are also included in the table below.

Name	Year	PSU Awards: Grant Date Fair Value	PSU Awards: Potential Maximum Value at Grant Date	RSU Awards: Grant Date Fair Value
J. Mitchell Dolloff	2022	$2,872,550	$5,745,100	$2,166,769
	2021	1,657,631	3,315,262	756,646
	2020	1,202,276	2,404,553	640,145
Karl G. Glassman	2022	—	—	1,319,676
	2021	4,059,449	8,118,898	1,853,007
	2020	3,212,055	6,424,100	1,710,241
Jeffrey L. Tate	2022	990,661	1,981,322	453,082
	2021	983,783	1,967,566	449,060
	2020	815,811	1,631,621	434,395
Steven K. Henderson	2022	707,869	1,415,737	459,175
	2021	731,795	1,463,591	495,077
	2020	606,848	1,213,695	417,102
J. Tyson Hagale	2022	673,269	1,346,538	307,933

(3)	Amounts reported in this column for 2022 are set forth below.

Name	Change in Pension Value(a)	ESU Program(b)	Deferred Stock Units(c)	Total(d)
J. Mitchell Dolloff		$15,129	$31,317	$46,446
Karl G. Glassman	$(81,572)	65,668	73,529	139,197
Jeffrey L. Tate		1,827	2,851	4,678
Steven K. Henderson		2,931	5,298	8,229
J. Tyson Hagale		3,070	2,085	5,155

(a)

Change in the present value of the NEO’s accumulated benefits under the defined benefit Retirement Plan, as described on page 41. The present value of some Retirement Plan participants’ benefit decreased in 2022 due to the increase in the Plan’s discount rate from 2.5% to 5.0%.

(b)	15% discount on dividend equivalents for stock units held in the ESU Program, as described on page 29.

(c)	20% discount on dividend equivalents for stock units held in the Deferred Compensation Program, as described on page 30.

(d)	The total excludes negative amounts from Change in Pension Value.

37

Executive Compensation and Related Matters

(4)	Amounts reported in this column for 2022 are set forth below:

Name	ESU Program(a)	Deferred Stock Units(b)	401(k) Matching Contributions(c)	Retirement K Excess Payments(c)	Life and Disability Insurance Benefits	Perks(d)	Total
J. Mitchell Dolloff	$227,190	$195,020			$3,870	$16,373	$442,453
Karl G. Glassman	171,525		$10,980	$35,309	7,125	113,709	338,648
Jeffrey L. Tate	109,370	24,193			2,070		135,633
Steven K. Henderson	101,549	86,064			5,940	12,485	206,038
J. Tyson Hagale	86,416	38,293			1,350		126,059

(a)

This amount represents the Company’s matching contributions under the ESU Program, the additional 17.65% contribution for diversified investments acquired with employee contributions, and the 15% discount on Leggett stock units acquired with Company matching contributions.

(b)	This amount represents the 20% discount on stock units acquired with employee contributions to the Deferred Compensation Program.

(c)	The Company’s 401(k) and Retirement K Excess Plan are described on page 30.

(d)

Perquisites or other personal benefits with an aggregate value of $10,000 or more are included in the Summary Compensation Table. For disclosure purposes, perquisites are valued at the Company’s aggregate incremental cost. Perquisites for our executive officers in 2022 consisted of use of a Company car and limited personal use of corporate aircraft by the Executive Chairman. Mr. Glassman’s use of corporate aircraft for personal travel by him and his guests, subject to the aircraft not being scheduled for business purposes, is subject to an annual limit of $100,000 in aggregate incremental cost to the Company, including the cost of “deadhead” flights necessitated by such personal use. The incremental cost for Mr. Glassman’s personal use of corporate aircraft in 2022 was $90,461 based upon the Company’s average variable cost per passenger mile for the Company’s fleet over the course of 2022 multiplied by the passenger miles attributable to Mr. Glassman’s use.

(5)	Mr. Hagale became an NEO of the Company for the first time in 2022.

38

Executive Compensation and Related Matters

Grants of Plan-Based Awards in 2022

The following table sets forth, for the year ended December 31, 2022, information concerning each grant of an award made to the NEOs in 2022 under the Company’s Flexible Stock Plan and the Key Officers Incentive Plan.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Shares of Stock or Units(5) (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date(1)	Award Type(2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J. Mitchell Dolloff	2/21/22		AI	$700,000	$1,400,000	$2,100,000
	2/21/22		PSU				38,813	77,626	155,252		$2,872,550
	1/1/22	11/9/21	RSU							22,755	852,949
	2/21/22		RSU							38,813	1,313,820
	—		DSU							27,850	975,100
Karl G. Glassman	2/21/22		AI	375,000	750,000	1,125,000
	2/21/22		PSU
	2/21/22		RSU							38,986	1,319,676
Jeffrey L. Tate	2/21/22		AI	247,200	494,400	741,600
	2/21/22		PSU				13,386	26,771	53,542		990,661
	2/21/22		RSU							13,385	453,082
	—		DSU							3,437	120,967
Steven K. Henderson	2/21/22		AI	264,960	441,600	662,400
	2/21/22		PSU				9,565	19,129	38,258		707,869
	2/21/22		RSU							13,565	459,175
	—		DSU							12,264	430,318
J. Tyson Hagale	2/21/22		AI	210,000	420,000	630,000
	2/21/22		PSU				9,097	18,194	36,388		673,269
	2/21/22		RSU							9,097	307,933
	—		DSU							5,408	191,466

(1)

The grant date of all awards made in 2022 was the same date that the HRC Committee approved the grants, except for Mr. Dolloff’s promotional RSU award, which was approved on November 9, 2021 in advance of his promotion as CEO effective January 1, 2022.

(2)	Award Type:
AI—Annual Incentive
PSU—Performance Stock Units
RSU—Restricted Stock Units
DSU—Deferred Stock Units

(3)	The performance metrics, payout schedules and other details of the NEOs’ annual incentive are described on page 26.

(4)	PSU awards vest at the end of a three-year performance period with 50% based on our TSR as measured relative to a peer group and 50% based upon EBIT CAGR. The PSU awards are described on page 28.

(5)

DSU amounts (from the Deferred Compensation Program described on page 30) reported in this column represent stock units acquired in lieu of cash compensation. Stock units are purchased on a bi-weekly basis or as compensation otherwise is earned, so there is no grant date for these awards. DSUs are acquired at a 20% discount to the market price of our common stock on the acquisition date. We recognize compensation expense for this discount, which is reported in the All Other Compensation column of the Summary Compensation Table on page 36.

39

Executive Compensation and Related Matters

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table reports the outstanding stock options, performance stock units (PSUs), and restricted stock units (RSUs) held by each NEO as of December 31, 2022.

	Option Awards					Stock Awards
			Exercisable Securities Underlying Unexercised Options (#)			Unvested Stock Units			Equity Incentive Plan Awards—Unearned Shares, Units or Other Unvested Rights
Name	Grant Date(1)			Exercise Price ($)	Expiration Date	Grant Date	Number of Units(2) (#)	Market Value(3) ($)	Performance Period(4)	Number of Units(5) (#)	Market or Payout Value(3) ($)
J. Mitchell Dolloff						RSU Awards			PSU Awards
						2/18/20	5,089	164,018	2021–2023	18,794	605,731
						2/23/21	12,530	403,842	2022–2024	77,626	2,501,886
						2/21/22	61,568	1,984,337
Total							79,187	2,552,197		96,420	3,107,617
Karl G. Glassman	1/4/16		80,449	41.02	1/3/26	RSU Awards			PSU Awards
	12/30/16	*	40,917	48.88	12/29/26	2/18/20	13,596	438,199	2021–2023	46,026	1,483,418
	12/17/18	*	55,051	36.33	12/16/28	2/23/21	30,684	988,945
						2/21/22	38,986	1,256,519
Total			176,417				83,266	2,683,663		46,026	1,483,418
Jeffrey L. Tate						RSU Awards			PSU Awards
						2/18/20	3,454	111,322	2021–2023	11,154	359,493
						2/23/21	7,436	239,662	2022–2024	26,771	862,829
						2/21/22	13,385	431,399
Total							24,275	782,383		37,925	1,222,322
Steven K. Henderson						RSU Awards			PSU Awards
						2/18/20	2,569	82,799	2021–2023	16,594	534,825
						5/15/20	1,334	42,994	2022–2024	19,129	616,528
						2/23/21	8,199	264,254
						2/21/22	13,565	437,200
Total							25,667	827,247		35,723	1,151,353
J. Tyson Hagale						RSU Awards			PSU Awards
						2/18/20	980	31,585	2021–2023	1,356	43,704
						2/23/21	1,813	58,433	2022–2024	18,194	586,393
						2/21/22	9,097	293,196
Total							11,890	383,214		19,550	630,097

(1)

No portion of the unexercised option awards reported above were unexercisable on December 31, 2022. These option grants were issued subject to our standard vesting terms, become exercisable in one-third increments at 18 months, 30 months and 42 months following the grant date, and have a 10-year term.

* Option grant under the Deferred Compensation Program which becomes exercisable on March 15, approximately 15 months following the grant date, and have a 10-year term.

(2)	These amounts represent the unvested RSUs relating to each of the listed grants. One-third of each RSU award vests on the first, second, and third anniversaries of the grant date.

(3)

Values shown in these columns were calculated by multiplying the number of units shown in the prior column by the per share value of $32.23, the closing market price of our common stock on December 30, 2022.

(4)	PSU awards were granted in connection with our HRC Committee’s first quarter meeting and have a three-year performance period ending on December 31.

(5)

Except for Mr. Henderson’s, the 2021-2023 PSU awards are disclosed at the threshold payout level (50% of the base award) because the combination of Leggett’s TSR ranking as of December 31, 2022 and our projected EBIT CAGR for the performance period placed the anticipated payouts below the threshold level. Mr. Henderson’s 2021-2023 PSU award and all of the 2022-2024 PSU awards are disclosed at the target level (100% of the base award) because those awards are projected to vest between the threshold level and the target level. The PSUs are described at page 28.

40

Executive Compensation and Related Matters

Option Exercises and Stock Vested in 2022

The following table reports the stock awards vested in 2022 and the value realized by the NEOs upon such vesting. The stock award amounts represent the payout of certain RSU awards that vested during the year. No stock options were exercised by the NEOs in 2022.

	Stock Awards
Name	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. Mitchell Dolloff	11,353	$422,958
Karl G. Glassman	28,938	1,079,475
Jeffrey L. Tate	11,448	423,326
Steven K. Henderson	9,361	348,103
J. Tyson Hagale	1,886	70,847

Dollar amounts shown above are calculated based upon the closing price of the Company’s stock on the vesting date. For those shares distributed to the NEOs upon the RSUs and PSUs vesting, they may continue to hold the shares or sell them in accordance with applicable laws and Company policies. The RSU awards were settled entirely in shares of Leggett stock.

Pension Benefits in 2022

We had a voluntary, tax-qualified, defined benefit pension plan (the “Retirement Plan”), which was frozen December 31, 2006. Benefits accrued under the Retirement Plan were fixed as of that date, and the Retirement Plan was closed to new participants. Of our current NEOs, only Mr. Glassman participated in the Retirement Plan before it was frozen. Participants no longer accrue additional benefits under the Retirement Plan, however, the present value of the benefits may increase or decrease each year based on the assumptions used to calculate the benefit for financial reporting purposes.

The Retirement Plan required a contribution from participating employees of 2% of base salary. The normal monthly retirement benefit is the total of 1% of the employee’s average monthly salary for each year of participation in the Retirement Plan. Benefits are calculated based on actual years of participation in the Retirement Plan, and benefits become payable when a participant reaches age 65 (normal retirement age). Mr. Glassman is eligible for early retirement benefits under the Retirement Plan (minimum age 55 and at least 15 years of service), under which he would receive a monthly benefit reduced by 1/180th for the first 60 months and a monthly benefit reduced by 1/360th for any additional months before reaching normal retirement age.

The following table lists the present value of accumulated benefits payable to the NEOs under the Retirement Plan:

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
J. Mitchell Dolloff	N/A
Karl G. Glassman	41	$317,543
Jeffrey L. Tate	N/A
Steven K. Henderson	N/A
J. Tyson Hagale	N/A

41

Executive Compensation and Related Matters

To calculate the present value of the accumulated Retirement Plan benefit, we took the annual accrued benefit through December 31, 2022 that would be payable at normal retirement age, assuming no future contributions. We converted that amount to a lump sum using an annuity factor from the PRI2012 mortality table and discounted that amount back to December 31, 2022 using a 5.0% discount rate. These assumptions are the same as those used for financial reporting purposes found in Note M to Consolidated Financial Statements to our Annual Report on Form 10-K for the year ended December 31, 2022, except those are reported on a weighted average basis for all plans.

Non-Qualified Deferred Compensation in 2022

The following table provides the aggregate 2022 contributions, earnings, withdrawals, and ending balances for each NEO’s deferred compensation accounts. The year-end balances are based on the $32.23 closing market price of our common stock on December 30, 2022.

Name	Deferral Type or Program(1)	Executive Contributions in 2022(2)	Company Contributions in 2022(2)	Aggregate Earnings in 2022(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/2022(4)
J. Mitchell Dolloff	ESU	$208,901	$227,190	$(702,230)		$3,367,645
	DSU	780,080	195,020	(572,611)	$591,884	3,200,213
Total		988,981	422,210	(1,274,841)	591,884	6,567,858
Karl G. Glassman	ESU	122,701	171,525	(2,055,815)		11,038,554
	DSU			(1,167,346)	404,249	5,654,496
	EDSP			(46,566)		213,524
Total		122,701	171,525	(3,269,727)	404,249	16,906,574
Jeffrey L. Tate	ESU	93,659	109,370	(100,176)		629,752
	DSU	96,774	24,193	(53,936)		321,688
Total		190,433	133,563	(154,112)		951,440
Steven K. Henderson	ESU	87,732	101,549	(151,358)		885,892
	DSU	344,254	86,064	(106,552)	61,261	735,392
Total		431,986	187,613	(257,910)	61,261	1,621,284
J. Tyson Hagale	ESU	74,655	86,416	(110,514)		632,191
	DSU	153,173	38,293	(39,021)	82,651	266,993
Total		227,828	124,709	(149,535)	82,651	899,184

(1)	Deferral Type or Program:
ESU—Executive Stock Unit Program (see description at page 29)
DSU—Deferred Compensation Program—Stock Units (see description at page 30)

EDSP—Executive Deferred Stock Program. This is a frozen program under which executives deferred the gain from their stock option exercises from 1 to 15 years. Upon deferral, the participant was credited with stock units representing the net option shares deferred, and the units accumulate dividend equivalents during the deferral period.

(2)	Amounts reported in these columns are also included in the totals reported in the Summary Compensation Table.

(3)

Aggregate earnings include interest, dividends and the appreciation (or depreciation) of the investments in which the accounts are held. The following amounts, representing preferential earnings relating to interest and dividends paid in 2022 on the ESU and Deferred Compensation Programs, are reported in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table: Dolloff—$46,446; Glassman—$139,197; Tate—$4,678; Henderson—$8,229; and Hagale—$5,155.

(4)

Of the balances reported in this column (which are net of distributions from prior years’ deferrals), the following aggregate amounts were included in the totals reported in the Summary Compensation Table as executive contributions, company contributions, or preferential earnings in 2020, 2021 and 2022: Dolloff—$3,410,570; Glassman—$3,668,247; Tate—$1,045,046; Henderson—$1,250,700; and Hagale—$357,692 (2022 only).

42

Executive Compensation and Related Matters

Pay Versus Performance
The following table reports the compensation of our CEO and
the ave
rage compensation of the four other
non-CEO
Named Executive Officers (the “Other NEOs”) as reported in the Summary Compensation Table for the past three fiscal years, as well as their “Compensation Actually Paid” as calculated pursuant to SEC rules and certain performance measures required by SEC rules.

					Value of Initial Fixed $100 Investment Based on:			Company- Selected Measure:
Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (2)	Average Summary Compensation Table Total for Other NEOs (1)	Average Compensation Actually Paid to Other NEOs (2)	Leggett’s Total Shareholder Return	Peer Group Total Shareholder Return (3)	Net Income (in millions)	Adjusted EBIT (4)(5) (in millions)
2022	$7,647,818	$3,585,036	$2,453,626	$(18,148)	$72	$147	$309.9	$478.2
2021	9,210,966	7,022,205	2,716,052	1,955,550	88	172	402.6	566.9
2020	8,742,815	4,830,970	2,486,174	1,904,185	91	125	253.1	464.9

(1)
In 2022, Mr. Dolloff was the CEO, and the Other NEOs were Mr. Glassman, Mr. Tate, Mr. Henderson and Mr. Hagale. In 2021 and 2020, Mr. Glassman was the CEO, and the Other NEOs were Mr. Dolloff, Mr. Tate, Mr. Henderson and Scott S. Douglas, Senior Vice President – General Counsel and Secretary.

(2)
The Summary Compensation Table totals reported for the CEO and the Other NEOs for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation
S-K
to calculate “Compensation Actually Paid”:

	2022			2021		2020
	CEO	Other NEOs		CEO	Other NEOs	CEO	Other NEOs
Summary Compensation Table Total	$7,647,818	$2,453,626		$9,210,966	$2,716,052	$8,742,815	$2,486,174
Adjustments
Deduction for the change in actuarial present values reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table	0	0		0	0	(44,080)	(8,523)
Increase for service cost for pension plans (a)	0	0		0	0	0	0
Deduction for amounts reported under the “Stock Awards” column of the Summary Compensation Table (b)	(5,039,319)	(1,227,916)		(5,912,456)	(1,466,455)	(4,922,296)	(1,201,868)
Increase for the fair value of awards granted during the year that remain outstanding and unvested at the end of the year	3,322,221	957,408		6,848,954	1,280,332	4,804,251	1,125,027
Increase/deduction for the change in fair value of awards granted in a prior year that remain outstanding and unvested at the end of the year	(1,678,994)	(1,501,926	) (c)	(1,164,221)	(158,596)	629,860	(30,512)
Increase/deduction for the change in fair value of awards granted in a prior year that vested during the year	(666,690)	(699,340	) (c)	(1,961,038)	(415,783)	(4,379,580)	(466,113)
Compensation Actually Paid	3,585,036	(18,148)		7,022,205	1,955,550	4,830,970	1,904,185

(a)	Following the Company’s Retirement Plan (described at page 41) being frozen in 2006, participants no longer earn additional benefits, resulting in no annual increase in service costs.

(b)	The Company had no option awards to report in the Summary Compensation Table, no outstanding and unvested option awards, and no option awards that vested during the applicable years.

(c)
The deductions due to changes in fair value of the Other NEOs prior years’ awards for both (i) awards that remained outstanding and unvested at the end of the year and (ii) awards that vested during the year, were more significant in 2022 than in 2021 and 2020 due to our former CEO, Mr. Glassman, becoming

43

Executive Compensation and Related Matters

one of the Other NEOs in 2022. Due to Mr. Glassman’s previous position as the Company’s CEO, he had substantially larger outstanding PSU and RSU awards from prior years in comparison to the Other NEOs in 2022. As a result, the reduction in fair value in 2022 for those prior awards (which impacted all the Other NEOs) was amplified by the relative larger size of Mr. Glassman’s previous awards and significantly increased the deductions for determining Compensation Actually Paid for the Other NEOs for 2022. At the same time, with Mr. Glassman’s reduction in year-over-year compensation in 2022 as he transitioned from CEO to Executive Chairman, his total compensation for 2022, as reported in the Summary Compensation Table, did not materially increase the average for the Other NEOs to offset the deductions relating to the outstanding equity awards.

(3)
The peer group consists of the ten companies used for the stock performance graph in the Company’s 2022 Annual Report to Shareholders: Carlisle Companies Incorporated, Danaher Corporation, Dover Corporation, Eaton Corporation plc, Emerson Electric Co., Illinois Tool Works Inc., Ingersoll Rand Inc., Masco Corporation, Pentair plc, and PPG Industries Inc.

(4)
The Company has identified Adjusted Earnings Before Interest and Taxes (EBIT) as the company-selected measure for this pay versus performance disclosure, as it represents the most important financial performance measure used to link compensation actually paid to the CEO and Other NEOs in 2022 to the Company’s performance.

Adjusted EBIT is a component of the Return on Capital Employed (ROCE), a metric weighted at 60% in the Company’s Key Officers Incentive Plan (KOIP) for 2022 described at page 27. Adjusted EBIT is not a direct component of cash flow, a metric weighted at 40% of the KOIP and also described at page 27, but it has a significant correlation to cash flow’s Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) component. EBIT CAGR is a 50% weighted metric in the Company’s Performance Stock Units awarded in 2022, described at page 28.
Adjusted EBIT is derived from earnings before interest and income taxes as reported in the Company’s Consolidated Statements of Operations and subject to the adjustments applied to the KOIP’s ROCE calculation, including all items of gain, loss or expense (i) from non-cash
impairments; (ii) related to loss contingencies identified in the Company’s
10-K
relating to the fiscal year immediately preceding the performance period; (iii) related to the disposal of a segment of a business; and (iv) related to a change in accounting principle. Financial results from acquisitions are excluded in the year of acquisition, and financial results from businesses classified as discontinued operations and businesses divested during the year are included. Adjusted EBIT also excludes (i) certain currency and hedging-related gains and losses, (ii) gains and losses from asset disposals, and (iii) items that are outside the scope of the Company’s core, on-going
business activities.

(5)
Adjusted EBIT was chosen from the following five most important financial performance measures used by the Company to link compensation actually paid to the CEO and Other NEOs in 2022 to the Company’s performance:

Performance Metrics
Adjusted EBIT
ROCE (as defined in the KOIP, described at page 27)
Cash Flow (as defined in the KOIP, described at page 27)
EBIT CAGR (as defined in the 2022 Performance Stock Unit Awards, described at page 29)
Relative Total Shareholder Return (as defined in the 2022 Performance Stock Unit Awards, described at page 29)

44

Executive Compensation and Related Matters

Compensation Actually Paid versus Leggett Total Shareholder Return
.
The Compensation Actually Paid to our CEO and the average of our Other NEOs is generally correlated to the Company’s cumulative Total Shareholder Return (TSR) over the reported period, primarily due to two factors. First, 50% of the payout under the primary long-term incentive vehicle for our NEOs, the Performance Stock Units, is based on the Company’s relative TSR compared to a peer group over the three-year performance period. While the performance of that peer group influences the results, Leggett’s absolute TSR performance is a significant factor in the valuation and ultimate payout of the PSUs. Second, the value of the other long-term incentive vehicle for our NEOs, the Restricted Stock Units (described at page 29), is tied to the Company’s share price, which strongly influences Leggett’s TSR.
The chart below reflects the Compensation Actually Paid to our CEO and the average of the Other NEOs in 2020, 2021 and 2022 and the Company’s cumulative TSR over that same period, based upon the value of an initial $100 investment in Leggett stock on December 31, 2019. See the tables and related footnotes beginning on page 43 for the specific dollar amounts and additional details.

As shown in the pay versus performance table on page 43, the cumulative TSR of the peer group appreciably outperformed the Company’s TSR in the years reported.
Compensation Actually Paid versus Adjusted EBIT
.
The Compensation Actually Paid to our CEO and the average of our Other NEOs is generally correlated to our Adjusted EBIT over the reported period, primarily due to two factors. First, 50% of the payout under the primary long-term incentive vehicle for our NEOs, the Performance Stock Units, is based on our compound annual growth rate of our Adjusted EBIT. While the ultimate payout is determined by the Adjusted EBIT results over the three-year performance period, Leggett’s Adjusted EBIT in each year is a significant factor in the valuation of the PSUs. Second, Adjusted EBIT is a component of ROCE, the primary performance metric under the KOIP, and influences cash flow, the KOIP’s secondary metric.

45

Executive Compensation and Related Matters

The chart below reflects the Compensation Actually Paid to our CEO and the average of the Other NEOs in 2020, 2021 and 2022 and the Company’s Adjusted EBIT over that same period. See the tables and related footnotes beginning on page 43 for the specific dollar amounts and additional details.

Compensation Actually Paid versus Net Income
.
For the reasons stated above with respect to Adjusted EBIT, the Compensation Actually Paid to our CEO and the average of our Other NEOs is generally correlated to our Net Income over the reported period. This is due to the close relationship between the two financial measures—Adjusted EBIT is Net Income with the additions of interest and income taxes as reported in the Company’s Consolidated Statements of Operations, plus the adjustments described in footnote 4 to the table on page 43.
The chart below reflects the Compensation Actually Paid to our CEO and the average of the Other NEOs in 2020, 2021 and 2022 and the Company’s Net Income over that same period. See the tables and related footnotes beginning on page 43 for the specific dollar amounts and additional details.

46

Executive Compensation and Related Matters

Potential Payments upon Termination or Change in Control
This section describes the payments and benefits that may be received by our NEOs upon termination of employment, in excess of the amounts generally paid to our salaried employees upon termination of employment. None of the NEOs have employment agreements and all are considered at-will
employees.
Severance Benefit Agreements
.
Each of our NEOs has a severance benefit agreement which provides for specific payments and benefits upon certain termination events or a change in control of the Company. Upon a change in control of the Company, the severance agreements provide for severance payments and benefits over 24 months (the
“Protected Period”
).
In general, a change in control is deemed to occur when: (i) a shareholder acquires shares giving it ownership of 40% or more of our common stock, (ii) the current directors or their “successors” no longer constitute a majority of the Board of Directors, (iii) after a merger or consolidation with another corporation, less than 65% of the voting securities of the surviving corporation are owned by our former shareholders, (iv) the Company is liquidated or sells substantially all of its assets to an unrelated third party, or (v) the Company enters into an agreement or publicly announces an intent to take actions which would result in a change in control.
The payments and benefits payable under the severance agreements are subject to a “double trigger”; that is, they become payable only after both (i) a change in control of the Company and (ii) the executive officer’s employment is terminated by the Company (except for cause or upon disability) or the executive officer terminates his employment for “good reason.” In general, the executive officer would have good reason to terminate his employment if he were required to relocate or experienced a reduction in job responsibilities, compensation or benefits, or if the successor company did not assume the obligations under the agreement. The Company may cure the “good reason” for termination within 30 days of receiving notice of such from the executive.
If the Company terminates the executive for cause, the severance benefits do not become payable. Events triggering a termination for cause include (i) conviction of a felony or any crime involving Company property, (ii) willful breach of the Code of Conduct or Financial Code of Ethics that causes significant injury to the Company, (iii) willful act or omission of fraud, misappropriation or dishonesty that causes significant injury to the Company or results in material enrichment of the executive at the Company’s expense, (iv) willful violation of specific written directions of the Board following notice of such violation, or (v) continuing, repeated, willful failure to substantially perform duties after written notice from the Board.
Once the double trigger conditions are satisfied, the executive becomes entitled to receive the following payments and benefits:

•	Base salary through the date of termination.

•	Pro-rata annual incentive award based upon the actual results under the Key Officers Incentive Plan for the year of termination.

•	Severance payments equal to 200% of base salary and target annual incentive paid in bi-weekly installments over 24 months following the date of termination.

•
Continuation of health insurance, life insurance and fringe benefits for 24 months following the date of termination, as permitted by the Internal Revenue Code, or an equivalent bi-weekly
cash payment.

•	Lump sum additional retirement benefit based upon the actuarial equivalent of an additional 24 months of continuous service following the date of termination.
The executive is not required to mitigate the amount of any termination payment or benefit provided under his severance benefit agreement, but any health insurance or fringe benefits he may receive from a new job will reduce any benefits provided under the agreement.

47

Executive Compensation and Related Matters

Accelerated Vesting of PSUs and RSUs.
The terms and conditions of the PSU and the RSU awards provide for “double trigger” vesting (a termination of employment following a change in control), such that all outstanding PSUs will vest at the maximum 200% payout and all unvested RSUs become vested. The acceleration of equity-based award vesting upon a change in control is designed to ensure that ongoing employees receive the benefit of the transaction by having the opportunity to realize value from their equity-based awards at the time of the transaction.
The tables below provide the estimated potential payments and benefits that the NEOs would receive in the event of any termination of employment. We have used the following assumptions and methodology to calculate these amounts:

•	Each termination of employment is deemed to have occurred on December 31, 2022. Potential payments reflect the benefits and arrangements in effect on that date.

•
The tables reflect only the additional payments and benefits the NEOs would be entitled to receive as a result of the termination of employment. Fully vested benefits described elsewhere in this proxy statement (such as deferred compensation accounts and pension benefits) and payments generally available to U.S. employees upon termination of employment (such as accrued vacation) are not included in the tables.

•	To project the value of stock plan benefits, we used the December 30, 2022 closing market price of our common stock of $32.23 per share and a dividend yield of 5.46%.
The potential payments and benefits presented in the following tables are only estimates provided solely for disclosure purposes and may vary from the amounts that are ultimately paid in connection with an actual termination of employment.
Potential Payments upon Termination Following a Change in Control

Name	Severance Payments (1)	Vesting of PSU Awards (2)	Vesting of RSU Awards (3)	Retirement Benefits (4)	Health and Life Insurance Benefits (5)	Total
J. Mitchell Dolloff	$5,040,000	$4,152,092	$2,552,197	$886,193	$37,529	$12,668,011
Karl G. Glassman	3,000,000	1,958,069	2,683,663	1,448,728	37,529	9,127,989
Jeffrey L. Tate	2,224,800	1,630,723	782,383	317,069	51,605	5,006,580
Steven K. Henderson	1,987,200	1,179,131	827,247	301,079	37,529	4,332,186
J. Tyson Hagale (6)		843,455	383,215			1,226,670

(1)
This amount represents the total
bi-weekly
cash severance payments made during the Protected Period pursuant to the severance agreements. The severance agreements for Mr. Glassman, Mr. Tate, Mr. Dolloff, and Mr. Henderson also provide for a pro-rata
annual incentive payment for the year in which the termination occurs; however, this amount vests under the KOIP on December 31 of each year, so no incremental compensation would have been payable as of December 31, 2022.

(2)
Upon a termination of employment following a change in control, the PSU awards provide for payout at the maximum 200%. These amounts represent the incremental portion of the award attributable to the additional vesting beyond December 31, 2022: 33% of the 2021-2023 PSU awards and 67% of the 2022-2024 PSU awards.

(3)
Upon a termination of employment following a change in control, the RSU awards provide for vesting of all outstanding RSUs. This amount represents the value of the NEOs’ unvested RSUs on December 31, 2022.

(4)
This amount represents the additional retirement benefit due under the severance agreements based upon additional Company contributions under the Executive Stock Unit Program, the Retirement K, and the Retirement K Excess Plan for the length of the Protected Period.

(5)	This amount represents the value of continued health insurance and life insurance premiums which continue through the Protected Period under the severance agreements.

(6)
Mr. Hagale was not party to a severance agreement on December 31, 2022. As a result, he is not entitled to severance payments, retirement benefits, and health and life insurance benefits under the assumed scenario above.

48

Executive Compensation and Related Matters

Potential Payments Following Death or Disability

Name	Vesting of PSU Awards (1)	Vesting of RSU Awards (2)	Total
J. Mitchell Dolloff	$2,076,046	$2,552,197	$4,628,243
Karl G. Glassman	979,035	2,683,663	3,662,698
Jeffrey L. Tate	815,361	782,383	1,597,744
Steven K. Henderson	589,566	827,247	1,416,813
J. Tyson Hagale	421,728	383,215	804,943

(1)
Upon a termination of employment following death or disability, the PSU awards provide for immediate vesting at 100% of the base award. These amounts represent the incremental portion of the award attributable to the additional vesting beyond December 31, 2022: 33% of the 2021-2023 PSU awards and 67% of the 2022-2024 PSU awards.

(2)	Upon a termination of employment following death or disability, the RSU awards provide any outstanding portion of the award will vest immediately.
In the event of a termination of employment due to a NEO’s death, the standard salaried employee’s life insurance benefit is payable at two times base salary (up to a maximum $800,000), which doubles in the event of death due to an accident.
Potential Payments Following Retirement

Name	Vesting of RSU Awards (1)
J. Mitchell Dolloff	$2,552,197
Karl G. Glassman	2,683,663
Jeffrey L. Tate
Steven K. Henderson
J. Tyson Hagale

(1)
Following a qualifying retirement, the RSU awards provide any outstanding portion of the award will continue to vest on each future vesting date. Mr. Tate, Mr. Henderson and Mr. Hagale do not yet meet the age and service requirements for retirement eligibility under the RSU awards.

49

Executive Compensation and Related Matters

CEO Pay Ratio
The following pay ratio disclosure is the Company’s reasonable, good faith estimate based upon the methodology described below, pursuant to SEC rules.
The annual compensation of Leggett’s Chief Executive Officer for 2022 (as set forth in the Summary Compensation Table on page 36, plus the value of employer-provided health benefits) was $7,664,908, and the annual compensation for our median employee (including employer-provided health benefits) was $60,505 resulting in a ratio of 127 to 1.
As a multi-national manufacturing company, a majority of Leggett’s workforce is employed outside the United States. In addition, approximately three-fourths of Leggett’s employees are hourly-paid production workers. Leggett operates 135 manufacturing facilities in 18 countries, and we offer competitive compensation and benefits in line with local labor markets and in accordance with applicable laws.
There have been no significant changes in our employee population or compensation arrangements for 2022 that we reasonably believe would result in a significant change to our pay ratio disclosure since identifying the median employee in 2020. Therefore, the same individual identified as the median employee for 2020 has been used for the 2022 pay ratio. In determining the 2020 median employee, we used cash compensation paid during fiscal year 2020 as the consistently applied compensation measure, which consisted of wages, overtime, salary and bonuses. Compensation of
non-U.S.
employees was converted from local currency to U.S. dollars using exchange rates in effect on December 31, 2020. For those employees hired and/or separated from service in 2020, their cash compensation paid in 2020 was annualized. As of November 1, 2020, we had a total of 19,685 employees world-wide. In establishing the population from which to identify our median employee, we excluded all employees located in Brazil (366), Hungary (124), India (262) and South Africa (149) under the 5% de minimis exception of the applicable rule, based upon the 19,685 total. We gathered compensation data for a statistically relevant, randomized sample of 400 employees from across our entire, world-wide employee base (less the de minimis exclusion described above and excluding the CEO).

50

Security Ownership

Security Ownership of Directors and Executive Officers

The following table reports the beneficial ownership of our common stock on March 1, 2023, by the Company’s directors, the Named Executive Officers, as well as all directors and executive officers as a group.

	Number of Shares or Units Beneficially Owned

Directors and Executive Officers	Common Stock	Stock Units(1)	Options Exercisable within 60 Days	Total	% of Class(2)

Angela Barbee, Director	3,899	4,656		8,555

Mark A. Blinn, Director	18,415			18,415

Robert E. Brunner, Director	15,936	51,871		67,807

Mary Campbell, Director	1,446	20,176	4,274	25,896

J. Mitchell Dolloff, President and Chief Executive Officer, Director	118,729	173,525		292,254	0.22%

Manuel A. Fernandez, Director	46,296	7,884		54,180

Karl G. Glassman, Executive Chairman, Director	436,557	438,886	176,417	1,051,860	0.78%

J. Tyson Hagale, Executive VP, President—Bedding Products	13,554	24,803		38,357

Steven K. Henderson, Executive VP, President—Specialized and FF&T Products	26,594	41,037		67,631

Joseph W. McClanathan, Director	34,748	10,834		45,582

Judy C. Odom, Lead Director	32,356	36,720		69,076

Srikanth Padmanabhan, Director	20,736			20,736

Jai Shah, Director	3,820	19,986	25,886	49,692

Jeffrey L. Tate, Executive VP and Chief Financial Officer	32,403	29,588		61,991

Phoebe A. Wood, Director	44,362	15,280		59,642

All executive officers and directors as a group (20 persons)	912,565	1,003,610	252,164	2,168,339	1.62%

(1)

Stock units include shares under the Company’s Executive Deferred Stock, Executive Stock Unit, and Deferred Compensation Programs and restricted stock unit grants. Participants have no voting rights with respect to stock units. In each program, stock units are converted to shares of common stock upon distribution, which occurs at a specified date or upon termination of employment. None of the stock units listed are scheduled for distribution within 60 days.

(2)

Beneficial ownership of less than .1% of the class is not shown. Stock units and options exercisable within 60 days are considered as stock outstanding for the purpose of calculating the ownership percentages.

51

Security Ownership of Certain Beneficial Owners

The Company knows of no beneficial owner of more than 5% of its common stock as of March 1, 2023, except as set out below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding

State Street Corporation(1) One Lincoln Street Boston, MA 02111	18,129,676	13.67%

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	15,711,265	11.9%

The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	13,254,349	10.00%

(1)

State Street Corporation (“SSC”) is deemed to have shared voting power with respect to 17,866,941 shares and shared dispositive power with respect to 18,129,676 shares. This information is based on Schedule 13G of SSC filed February 9, 2023, which reported beneficial ownership as of December 31, 2022.

(2)

BlackRock, Inc. (“BlackRock”) is deemed to have sole voting power with respect to 15,439,052 shares and sole dispositive power with respect to 15,711,265 shares. This information is based on Schedule 13G/A of BlackRock filed January 26, 2023, which reported beneficial ownership as of December 31, 2022.

(3)

The Vanguard Group (“Vanguard”) is deemed to have shared voting power with respect to 44,844 shares, sole dispositive power with respect to 13,074,971 shares, and shared dispositive power with respect to 179,378 shares. This information is based on Schedule 13G/A of Vanguard filed February 10, 2023, which reported beneficial ownership as of January 31, 2023.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file reports of ownership and changes in ownership of common stock with the SEC. We must identify in this proxy statement those persons for whom reports were not filed on a timely basis. Based solely on a review of the forms that have been filed and written representations from the reporting persons, we believe that all Section 16 filing requirements applicable to such persons were complied with during 2022.

52

Equity Compensation Plan Information

The following table reports the number of outstanding options, warrants and rights, and shares available for future issuance under all the Company’s equity compensation plans as of December 31, 2022. All of our current equity compensation plans have been approved by our shareholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)

Equity compensation plans approved by shareholders	4,769,165	(1)	$41.05	11,761,176	(2)(3)

Equity compensation plans not approved by shareholders	N/A		N/A	N/A

Total	4,769,165		$41.05	11,761,176

(1)	This number represents the stock issuable under the Flexible Stock Plan:

Options	352,980
Vested Stock Units	3,462,268
Unvested Stock Units	953,917

This includes 352,980 options outstanding and 4,416,185 stock units convertible to common stock. The stock units include grants of RSUs and PSUs covering 930,888 shares that are still subject to forfeiture if vesting conditions are not satisfied. The remaining stock units are held in our ESU, Deferred Compensation and Executive Deferred Stock Programs, and only 23,029 of those stock units are unvested. See pages 29, 30 and 42 for descriptions of these programs.

(2)

Shares available for future issuance include: 8,539,397 shares under the Flexible Stock Plan and 3,221,779 shares under the Discount Stock Plan, a Section 423 employee stock purchase plan. Columns (a) and (b) are not applicable to stock purchase plans.

(3)

Of the 8,539,397 shares available under the Flexible Stock Plan as of December 31, 2022, shares issued as options or stock appreciation rights count as one share against the Plan, and shares issued as all other types of awards count as three shares against the Plan.

53

Q&A – Proxy Materials and Annual Meeting

Why did I receive these materials?

Our Board of Directors is soliciting proxies for the Company’s Annual Meeting on May 4, 2023. As a Leggett shareholder, you are entitled and encouraged to vote on the proposals presented in these proxy materials. We invite you to attend the virtual Annual Meeting, but you do not have to attend to be able to vote.

How are these materials being distributed?

On or about March 23, 2023, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to certain shareholders of record as of March 1, 2023 and posted our proxy materials for shareholder access at www.leggett.com/proxymaterials. As more fully described in the Notice, shareholders may also request printed proxy materials. The Notice also provides information regarding how you may request proxy materials in printed or electronic form on an ongoing basis.

Where can I obtain financial information about Leggett?

Our Annual Report to Shareholders, including our Form 10-K with financial statements for 2022, is available at www.leggett.com/proxymaterials, along with this proxy statement. Information on our website does not constitute part of this proxy statement.

How do I register for and attend the virtual Annual Meeting?

To register for the virtual Annual Meeting:

•

No later than 5:00 p.m. Central Time on May 3, 2023 visit register.proxypush.com/LEG on your smartphone, tablet or computer. You will need the latest version of Chrome, Safari, Internet Explorer 11, Edge or Firefox.

•	You will then be required to enter your shareholder control number located on your proxy card or voter instruction card.

After completing the registration process, you will receive a confirmation email. Then, approximately 1 hour prior to the start of the Annual Meeting, you will receive an email at the address you provided during registration with a unique link to access the virtual Annual Meeting via a live webcast.

The live webcast of the Annual Meeting will begin promptly at 10:00 a.m. Central Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s settings. We encourage you to access the meeting in advance of the designated start time. If you have difficulties logging into the Annual Meeting, refer to the technical resources provided in the meeting access email.

The virtual Annual Meeting has been designed to provide substantially the same rights to participate as you would have at an in-person meeting.

How can I ask questions?

During the registration process, you will be able to submit a question to be addressed at the Annual Meeting, subject to the rules and procedures established for the meeting. Shareholder attendees will also be able to submit questions during the Annual Meeting. We intend to answer questions pertinent to Company matters as time allows during the Annual Meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition. Guidelines for submitting written questions will be available in the rules of conduct for the Annual Meeting. In the event we are unable to respond to all of the appropriate shareholder questions during the time allotted at the Annual Meeting, those questions and the Company’s responses will subsequently be posted to the Investor Relations section of our website.

54

Questions and Answers

What shares can I vote?

The only class of outstanding voting securities is the Company’s common stock. Each share of common stock issued and outstanding at the close of business on March 1, 2023 (the “Record Date”) is entitled to one vote on each matter submitted to a vote at the Annual Meeting. On the Record Date, we had 133,073,606 shares of common stock issued and outstanding.

You may vote all shares of Leggett common stock you owned on the Record Date. This includes shares held directly in your name as the shareholder of record and shares held for you as the beneficial owner through a broker, trustee or other nominee, sometimes referred to as shares held in “street name.”

Shareholder of Record: If your shares are registered directly in your name with our transfer agent, Equiniti, you are the shareholder of record, and these proxy materials were sent to you directly. As the shareholder of record, you have the right to grant your proxy vote directly or to vote at the virtual Annual Meeting.

Beneficial Owner: If you hold shares in a brokerage account or through some other nominee, you are the beneficial owner of the shares, and these proxy materials were delivered by the broker, trustee or nominee, together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares by proxy. Although you are invited to attend the virtual Annual Meeting, you may not vote these shares at the virtual Annual Meeting unless (i) you obtain a legal proxy from the broker, trustee or nominee and (ii) send a copy of your legal proxy to EQSS-ProxyTabulation@equiniti.com in advance of the meeting.

How do I submit my vote?

You may vote your shares (i) online at www.proxypush.com/leg, (ii) by signing and returning the proxy or voting instruction card, or (iii) by registering in advance to attend the virtual Annual Meeting and following the voting instructions provided in the virtual meeting platform. If you vote online, you do not need to return your proxy or voting instruction card, but you will need to have it in hand when you access the voting website. Specific voting instructions are found on the proxy card or voting instruction card included with this proxy statement. Even if you plan to attend the virtual Annual Meeting, we encourage you to vote your shares in advance.

The Board recommends you vote FOR each of the director nominees in Proposal One, FOR the ratification of PwC in Proposal Two, FOR the approval of Named Executive Officer compensation in Proposal Three, and future advisory votes to approved Named Executive Officer compensation to be held every ONE year in Proposal Four. All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you returned a signed proxy card without marking one or more proposals, your proxy will be voted in accordance with the Board’s recommendations.

Can I change my vote?

Shareholder of Record: If you are a shareholder of record, you may change your vote or revoke your proxy any time before the Annual Meeting by (i) submitting a valid, later-dated proxy, (ii) submitting a valid, subsequent vote online, (iii) notifying the Company’s Secretary that you have revoked your proxy, or (iv) by registering in advance to attend the virtual Annual Meeting and following the voting instructions provided in the virtual meeting platform.

Beneficial Owner: If you hold shares as the beneficial owner, you may change your vote by (i) submitting new voting instructions to your broker, trustee or nominee or (ii) voting at the virtual Annual Meeting if you have obtained a legal proxy from your broker, trustee or nominee and sent a copy of your legal proxy to EQSS-ProxyTabulation@equiniti.com in advance of the meeting.

55

Questions and Answers

How many votes are needed to conduct business at the Annual Meeting?

A majority of the outstanding shares of common stock entitled to vote must be present at the virtual Annual Meeting, or represented by proxy, in order to meet the quorum requirement to transact business. Both abstentions and broker non-votes (described below) are counted in determining a quorum. If a quorum is not present, the Annual Meeting will be adjourned for no more than 90 days to reach a quorum.

What vote is required to elect a director?

A director nominee must receive the affirmative vote of a majority of those shares present (either by virtual attendance at the Annual Meeting or by proxy) and entitled to vote.

As required by our Corporate Governance Guidelines, each nominee has submitted a contingent resignation to the Nominating, Governance and Sustainability Committee in order to be nominated for election as a director. If a nominee fails to receive a majority of the votes cast in the director election, the NGS Committee will make a recommendation to the Board of Directors whether to accept or reject the director’s resignation and whether any other action should be taken. If a director’s resignation is not accepted, that director will continue to serve until the Company’s next Annual Meeting or until his or her successor is duly elected and qualified. If the Board accepts the resignation, it may, in its sole discretion, either fill the resulting vacancy or decrease the size of the Board to eliminate the vacancy.

What vote is required to approve the other proposals?

The affirmative vote of the holders of a majority of the shares present virtually at the Annual Meeting or represented by proxy and entitled to vote is required for ratification of PwC as Leggett’s independent registered public accounting firm. Since the vote on Named Executive Officer compensation and the vote on the frequency of future votes on Named Executive Officer compensation are advisory, the Board will give due consideration to the outcomes; however, the proposals are not approved as such.

What is the effect of an abstention vote on the election of directors and other proposals?

A share voted abstain with respect to any proposal is considered present and entitled to vote with respect to that proposal. For proposals requiring a majority vote in order to pass, an abstention will have the effect of a vote against the proposal.

What is the effect of a broker non-vote?

If you are the beneficial owner of shares held through a broker or other nominee and do not vote your shares or provide voting instructions, your broker may vote for you on routine proposals but not on non-routine proposals. Therefore, if you do not vote on the non-routine proposals or provide voting instructions, your broker will not be allowed to vote your shares—this will result in a broker non-vote. Broker non-votes are not counted as shares present and entitled to vote, so they will not affect the outcome of the vote. All proposals on the agenda are non-routine, other than the ratification of PwC as the Company’s auditor.

Who pays the cost of soliciting votes at the Annual Meeting?

Leggett is making this solicitation and will pay the full cost of preparing, printing, assembling and mailing these proxy materials. Upon request, we will also reimburse brokers and other nominees for forwarding proxy and solicitation materials to shareholders.

56

Questions and Answers

We have hired Alliance Advisors, LLC to assist in the solicitation of proxies by mail, telephone, in person or otherwise. Alliance’s solicitation fees are expected to be $13,500, plus expenses. If necessary to ensure sufficient representation at the meeting, Company employees, at no additional compensation, may request the return of proxies from shareholders.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and plan to issue a press release promptly after the meeting. Within four business days after the Annual Meeting, we will file a Form 8-K reporting the vote count.

What should I do if I receive more than one set of proxy materials?

You may receive multiple Notices or sets of proxy materials if you hold shares in more than one brokerage account or if you are a shareholder of record and have shares registered in more than one name. Please vote the shares on each proxy card or voting instruction card you receive.

We have adopted householding which allows us, unless a shareholder withholds consent, to send one set of proxy materials to multiple shareholders sharing the same address. Each shareholder at a given address will receive a separate Notice or proxy card. If you currently receive multiple sets of proxy materials and wish to have your accounts householded, or if you want to opt out of householding, call EQ Shareowner Services at 800-468-9716 or send written instructions to EQ Shareowner Services, Attn: Leggett & Platt, Incorporated, P.O. Box 64854, St. Paul, MN 55164-0854. You will need to provide your Equiniti account number, which can be found on your proxy card.

Many brokerage firms practice householding as well. If you have a householding request for your brokerage account, please contact your broker.

How may I obtain another set of proxy materials?

If you received only one Notice or set of proxy materials for multiple shareholders of record and would like us to send you another set this year, please call 800-888-4569 or write to Leggett & Platt, Incorporated, Attn: Investor Relations, 1 Leggett Road, Carthage, MO 64836, and we will deliver these documents to you promptly upon your request. You can also access a complete set of proxy materials (Notice, Proxy Statement, and Annual Report to Shareholders including Form 10-K) online at www.leggett.com/proxymaterials. To ensure that you receive multiple copies in the future, please contact your broker or Equiniti at the number or address in the preceding answer to withhold your consent for householding.

What is the deadline to propose actions for next year’s Annual Meeting?

Shareholders may propose actions for consideration at future Annual Meetings either by presenting them for inclusion in the Company’s proxy statement or by soliciting votes independent of our proxy statement. To be properly brought before the meeting, all shareholder actions must comply with our bylaws, as well as SEC requirements under Regulation 14A. Leggett’s bylaws are posted on our website at www.leggett.com/governance. Notices specified for the types of shareholder actions set forth below must be addressed to Leggett & Platt, Incorporated, Attn: Corporate Secretary, 1 Leggett Road, Carthage, MO 64836.

Shareholder Proposal Included in Proxy Statement: If you intend to present a proposal at the 2024 Annual Meeting, SEC rules require that the Corporate Secretary receive the proposal at the address given above by November 24, 2023 for possible inclusion in the proxy statement. We will decide whether to include a proposal in the proxy statement in accordance with SEC rules governing the solicitation of proxies.

57

Questions and Answers

Shareholder Proposal Not Included in Proxy Statement: If you intend to present a proposal at the 2024 Annual Meeting by soliciting votes independent of the Company’s proxy statement, Section 1.2 of our bylaws requires that the Company receive timely notice of the proposal—no earlier than January 5, 2024 and no later than February 4, 2024. This notice must include a description of the proposed business, your name and address, the number of shares you hold, any of your material interests in the proposal, and other matters specified in the bylaws. The nature of the business also must be appropriate for shareholder action under applicable law. The bylaw requirements also apply in determining whether notice is timely under SEC rules relating to the exercise of discretionary voting authority.

Director Nominees: If you wish to recommend a director candidate for the NGS Committee’s consideration, submit a proxy access director nominee, or nominate a director candidate outside of the Company’s nomination process, see the requirements described under Consideration of Director Nominees and Diversity on page 8.

58

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 4, 2023

10:00 a.m. Central Time

Virtual Meeting Only – No Physical Meeting Location

To register for the virtual Annual Meeting:

•

No later than 5:00 p.m. Central Time on May 3, 2023, visit register.proxypush.com/leg on your smartphone, tablet or computer. You will need the latest version of Chrome, Safari, Internet Explorer 11, Edge or Firefox.

•	You will then be required to enter your shareholder control number located in the upper right-hand corner on the reverse side of this proxy card.

After registering, you will receive a confirmation email. Then, approximately 1 hour prior to the start of the meeting, you will receive an email at the address you provided during registration with a unique link to access the virtual Annual Meeting via a live webcast.

LEGGETT & PLATT, INCORPORATED 1 Leggett Road Carthage, Missouri 64836	proxy

This proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of Leggett & Platt, Incorporated, a Missouri corporation (the “Company”), hereby acknowledges receipt of the Notice of 2023 Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report for the fiscal year ended December 31, 2022, and hereby appoints J. Mitchell Dolloff, Karl G. Glassman and Scott S. Douglas as proxies and attorneys-in-fact, with full power of substitution to represent the undersigned at the 2023 Annual Meeting of Shareholders of the Company to be held in a virtual format only on May 4, 2023 at 10:00 a.m. Central, and at any adjournment thereof, and to vote all shares that the undersigned would be entitled to vote if personally present.

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THE COMPANY’S PROXY STATEMENT, AND FOR FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION TO BE HELD EACH YEAR.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE VOTE BY INTERNET OR MARK, SIGN, DATE AND RETURN

THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Check this box and indicate changes below: ☐

Return Your Proxy by Mail or Vote by Internet 24 Hours a Day, 7 Days a Week
Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET – www.proxypush.com/leg Use the Internet to vote your proxy.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by May 3, 2023.
If you vote your proxy by Internet, you do NOT need to mail back your Voting Instruction Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR each of the director nominees in Proposal 1, FOR Proposals 2 and 3, and in favor of ONE YEAR on Proposal 4.

1. Election of directors:
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

a.	Angela Barbee	☐	☐	☐	g.	Karl G. Glassman	☐	☐	☐

b.	Mark A. Blinn	☐	☐	☐	h.	Joseph W. McClanathan	☐	☐	☐

Please fold here – Do not separate

c.	Robert E. Brunner	☐	☐	☐	i.	Srikanth Padmanabhan	☐	☐	☐

d.	Mary Campbell	☐	☐	☐	j.	Jai Shah	☐	☐	☐

e.	J. Mitchell Dolloff	☐	☐	☐	k.	Phoebe A. Wood	☐	☐	☐

f.	Manuel A. Fernandez	☐	☐	☐

2. Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.		☐	For	☐	Against	☐	Abstain

3. An advisory vote to approve named executive officer compensation as described in the Company’s proxy statement.		☐	For	☐	Against	☐	Abstain

4. An advisory vote concerning the frequency of future votes on named executive officer compensation to be held every: ☐	1 Year	☐	2 Years	☐	3 Years	☐	Abstain

5. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

IN THEIR DISCRETION, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND IN FAVOR OF ONE YEAR ON PROPOSAL 4.

           Date

Signature(s) in Box

Please sign exactly as your name appears on this card. If stock is jointly owned, all parties must sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should indicate the capacity in which they are signing.